                         RECEIVABLES PURCHASE AGREEMENT




                                      among




                              VANSTAR FINANCE CO.,

                                  as Seller,




                               VANSTAR CORPORATION,

                                   as Servicer,




                 POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION

                                   as Purchaser,




                                       and




                         NESBITT BURNS SECURITIES INC.,

                                  as Agent.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I.  AMOUNTS AND TERMS OF THE PURCHASES

     Section 1.1.  Purchase Facility . . . . . . . . . . . . . . . . . . . .   1
     Section 1.2.  Making Purchases. . . . . . . . . . . . . . . . . . . . .   2
     Section 1.3.  Participation Computation . . . . . . . . . . . . . . . .   3
     Section 1.4.  Settlement Procedures . . . . . . . . . . . . . . . . . .   3
     Section 1.5.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Section 1.6.  Payments and Computations, Etc. . . . . . . . . . . . . .   8
     Section 1.7.  Dividing or Combining Portions of the Investment
                   of the Participation. . . . . . . . . . . . . . . . . . .   8
     Section 1.8.  Increased Costs . . . . . . . . . . . . . . . . . . . . .   8
     Section 1.9.  Additional Discount on Portions of Participation
                   Bearing a Eurodollar Rate . . . . . . . . . . . . . . . .   9
     Section 1.10. Requirements of Law . . . . . . . . . . . . . . . . . . .  10
     Section 1.11. Inability to Determine Eurodollar Rate. . . . . . . . . .  11

ARTICLE II.  REPRESENTATIONS AND WARRANTIES; COVENANTS;
               TERMINATION EVENTS

     Section 2.1.  Representations and Warranties; Covenants . . . . . . . .  12
     Section 2.2.  Termination Events. . . . . . . . . . . . . . . . . . . .  12

ARTICLE III.  INDEMNIFICATION

     Section 3.1.  Indemnities by the Seller . . . . . . . . . . . . . . . .  12

ARTICLE IV.  ADMINISTRATION AND COLLECTIONS

     Section 4.1.  Appointment of Servicer . . . . . . . . . . . . . . . . .  15
     Section 4.2.  Duties of Servicer. . . . . . . . . . . . . . . . . . . .  16
     Section 4.3.  Establishment and Use of Certain Accounts . . . . . . . .  17
     Section 4.4.  Enforcement Rights. . . . . . . . . . . . . . . . . . . .  18
     Section 4.5.  Responsibilities of the Seller. . . . . . . . . . . . . .  19
     Section 4.6.  Servicing Fee . . . . . . . . . . . . . . . . . . . . . .  20

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE
                                                                            ----
ARTICLE V.  MISCELLANEOUS

     Section 5.1.  Amendments, Etc.. . . . . . . . . . . . . . . . . . . . .  20
     Section 5.2.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . .  20
     Section 5.3.  Assignability . . . . . . . . . . . . . . . . . . . . . .  20
     Section 5.4.  Costs, Expenses and Taxes . . . . . . . . . . . . . . . .  21
     Section 5.5.  No Proceedings; Limitation on Payments. . . . . . . . . .  22
     Section 5.6.  Confidentiality . . . . . . . . . . . . . . . . . . . . .  23
     Section 5.7.  GOVERNING LAW AND JURISDICTION. . . . . . . . . . . . . .  23
     Section 5.8.  Execution in Counterparts . . . . . . . . . . . . . . . .  24
     Section 5.9.  Survival of Termination . . . . . . . . . . . . . . . . .  24
     Section 5.10. WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . .  24
     Section 5.11. Entire Agreement. . . . . . . . . . . . . . . . . . . . .  24
     Section 5.12. Headings. . . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 5.13. Purchaser's Liabilities . . . . . . . . . . . . . . . . .  25


EXHIBIT I      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . I-1
EXHIBIT II     CONDITIONS OF PURCHASES . . . . . . . . . . . . . . . . . . .II-1
EXHIBIT III    REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . III-1
EXHIBIT IV     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .IV-1
EXHIBIT V      TERMINATION EVENTS. . . . . . . . . . . . . . . . . . . . . . V-1
EXHIBIT VI     COLLECTION ACCOUNT AGREEMENT. . . . . . . . . . . . . . . . .VI-1
EXHIBIT VII    LIQUIDATION ACCOUNT AGREEMENT . . . . . . . . . . . . . . . VII-1
EXHIBIT VIII   PORTFOLIO CERTIFICATE . . . . . . . . . . . . . . . . . . . . .IX

SCHEDULE I     CREDIT AND COLLECTION POLICY. . . . . . . . . . . . . . . . . I-1
SCHEDULE II    LOCKBOX BANKS AND LOCKBOX ACCOUNTS. . . . . . . . . . . . . .II-1
SCHEDULE III   TRADE NAMES . . . . . . . . . . . . . . . . . . . . . . . . III-1



ANNEX A        FORM OF LOCKBOX AGREEMENT
ANNEX B        FORM OF NOTICE OF PURCHASE
ANNEX C        FORM OF CORPORATE OPINION
ANNEX D        FORM OF BANKRUPTCY OPINION

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE
                                                                            ----
ANNEX E        FORM OF SERVICER REPORT

                         RECEIVABLES PURCHASE AGREEMENT

     This RECEIVABLES PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of December 20, 1996 among VANSTAR FINANCE CO., a Delaware corporation, as seller (the "SELLER"), VANSTAR CORPORATION, a Delaware corporation ("VANSTAR"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "SERVICER"), POOLED ACCOUNTS RECEIVABLE CAPITAL CORPORATION, a Delaware corporation ("PAR") (together with its successors and permitted assigns, the "PURCHASER"), and NESBITT BURNS SECURITIES INC., a Delaware corporation ("NESBITT BURNS") as agent for the Purchaser (in such capacity, together with its successors and assigns in such capacity, the "AGENT").

     PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in EXHIBIT I to this Agreement.
References in the Exhibits hereto to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

     The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Purchaser desires to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments which are made by the Purchaser and additional incremental payments made to the Seller.

     In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I.

                       AMOUNTS AND TERMS OF THE PURCHASES

     Section 1.1. PURCHASE FACILITY. (a) On the terms and conditions hereinafter set forth, the Purchaser hereby agrees to purchase and make reinvestments of undivided percentage ownership interests with regard to the Participation from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall the Purchaser make any such purchase or reinvestment if, after giving effect to such purchase or reinvestment, the aggregate outstanding Investment of the Participation would exceed the Purchase Limit.

     (b) The Seller may, upon at least 30 Business Days' notice to the Agent, terminate the purchase facility provided in this SECTION 1 in whole or, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; PROVIDED that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $500,000 in excess thereof; provided further that after giving effect to such partial reduction, the sum of the Investment plus the unused portion of the Purchase Limit shall not be less than $50,000,000.

     Section 1.2. MAKING PURCHASES. (a) Each purchase (but not reinvestments) of undivided ownership interests with regard to the Participation hereunder shall be made upon the Seller's irrevocable written notice in the form of Annex B delivered to the Agent in accordance with SECTION 5.2 (which notice must be received by the Agent prior to noon, Chicago time) on the second Business Day next preceding the date of such proposed purchase. Each such notice of any such proposed purchase shall specify the desired amount and date of such purchase and the desired duration of the initial Yield Period for the resulting Participation. The Agent shall select the duration of such initial Yield Period, and each subsequent Yield Period in its discretion; PROVIDED that it shall use reasonable efforts, taking into account market conditions, to accommodate Seller's preferences.

     (b) On the date of each purchase (but not reinvestment) of undivided ownership interests with regard to the Participation hereunder, the Purchaser shall, upon satisfaction of the applicable conditions set forth in EXHIBIT II hereto, make available to the Agent at its office at 111 West Monroe Street, Chicago, Illinois 60603, the amount of such purchase in same day funds, and after the Agent's receipt of such funds, the Agent shall make such funds immediately available to the Seller at such office.

     (c) Effective on the date of each purchase pursuant to this SECTION 1.2 and each reinvestment pursuant to SECTION 1.4, the Seller hereby sells and assigns to the Purchaser an undivided percentage ownership interest in (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

     (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest (including without limitation any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) all Pool Receivables, (B) all Related Security with respect to each such Pool Receivable, (C) all Collections with respect to each such Pool Receivable, (D) the Lock-Box Accounts, Collection Account and Liquidation Account, any reserve account established by a Lock-Box Bank, Collection Account Bank or Liquidation Account Bank, and all amounts on deposit therein representing Collections and other proceeds of the foregoing and all certificates and instruments, if any, from time to time, evidencing such Lock-Box Accounts, Collection Account and Liquidation Account and amounts on deposit therein, (E) all rights of the Seller under the Purchase and Contribution Agreement, and (F) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The Purchaser shall have, with respect to the property described in this
SECTION 1.2(D), and in addition to all the other rights and remedies available to the Purchaser, all the rights and remedies of a secured party under any applicable UCC.

     Section 1.3. PARTICIPATION COMPUTATION. The Participation shall be initially computed on the date of the initial purchase hereunder. Thereafter until the Termination Date, the Participation shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. The Participation, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date, shall thereafter remain constant. The Participation shall become zero when the

Investment thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder to the Purchaser, the Agent, and any other Indemnified Party or Affected Person are paid in full and the Servicer shall have received the accrued Servicing Fee thereon.

     Section 1.4. SETTLEMENT PROCEDURES. (a) Collection of the Pool Receivables shall be administered by the Servicer in accordance with the terms of this Agreement. The Seller shall provide to the Servicer (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Participation.

     (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) pursuant to this Agreement by the Seller or Servicer, transfer such Collections in available funds from the Lock-Box Accounts and deposit such Collections into the Collection Account. With respect to such Collections on such day, the Servicer shall:

          (i) transfer from the Collection Account to the Liquidation Account, set aside for the benefit of the Purchaser, out of the percentage of such Collections represented by the Participation, FIRST an amount equal to the Discount accrued through such day for each Portion of Investment and not previously set aside and SECOND, to the extent funds are available therefor, an amount equal to the Servicing Fee (if the Originator or any Affiliate thereof is not the Servicer), the Commitment Fee and the Program Fee accrued through such day for the Participation and not previously set aside; and

          (ii) subject to SECTION 1.4(F), if such day is not a Termination Day, remit to the Seller, on behalf of the Purchaser, the remainder of the percentage of such Collections, represented by the Participation, to the extent representing a return on the Investment; such Collections shall be automatically reinvested in Pool Receivables, and in the Related Security and Collections and other proceeds with respect thereto, and the Participation shall be automatically recomputed pursuant to SECTION 1.3; IT BEING

     UNDERSTOOD, that prior to remitting to the Seller the remainder of such Collections by way of reinvestment in Pool Receivables, the Servicer shall have calculated the Participation on such day, and if such Participation shall exceed 100% of the Net Receivables Pool Balance on such day, such Collections shall not be remitted to the Seller but shall be transferred to the Liquidation Account for the benefit of the Purchaser in accordance with PARAGRAPH (iii) below;

          (iii) if such day is a Termination Day, transfer to the Liquidation Account for the Purchaser the entire remainder of the percentage of the Collections represented by the Participation; PROVIDED that so long as the Facility Termination Date has not occurred if any amounts are so transferred to the Liquidation Account on any Termination Day and thereafter, the conditions set forth in SECTION 2 of EXHIBIT II are satisfied or are waived by the Agent, such previously set aside amounts shall, to the extent representing a return on the Investment, be reinvested in accordance with the preceding PARAGRAPH (ii) on the day of such subsequent satisfaction or waiver of conditions; and

          (iv) during such times as amounts are required to be reinvested in accordance with the foregoing PARAGRAPH (ii) or the proviso to PARAGRAPH
     (iii), release to the Seller (subject to SECTION 1.4(f)) for its own account any Collections in excess of (x) such amounts, (y) the amounts that are required to be transferred to the Liquidation Account pursuant to PARAGRAPH (i) above and (z) in the event the Seller is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering the Pool Receivables.

     (c) (i) The Servicer shall deposit into the Purchaser's Account (or such other account designated by the Agent), on each Servicer Report Date:

          (A) Collections held on deposit in the Liquidation Account for the benefit of the Purchaser pursuant to SECTION 1.4(b)(i) in respect of accrued Discount and the Program

     Fees and Commitment Fees with respect to such Portion of Investment;

          (B) Collections held on deposit in the Liquidation Account for the benefit of the Purchaser pursuant to SECTION 1.4(f) with respect to such Portion of Investment; and

          (C) the lesser of (x) the amount of Collections then held on deposit in the Liquidation Account for the benefit of the Purchaser pursuant to
     SECTION 1.4(b)(iii) and (y) such Portion of Investment.

     (ii) The Servicer shall deposit to its own account from Collections held on deposit in the Liquidation Account pursuant to SECTION 1.4(b)(i) in respect of the accrued Servicing Fee, an amount equal to such accrued Servicing Fee on each Servicer Report Date.

     (d) Upon receipt of funds deposited into the Purchaser's Account pursuant to SECTION 1.4(c)(i) with respect to any Portion of Investment, the Agent shall cause such funds to be distributed as follows:

          (i) if such distribution occurs on a day that is not a Termination Day, FIRST to the Purchaser in payment in full of all accrued Discount with respect to such Portion of Investment, SECOND, to the Purchaser in payment of accrued and unpaid Program Fees and Commitment Fees, and THIRD, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to
     SECTION 1.4(b)(i), to the Servicer (payable in arrears on the last day of each calendar month) in payment in full of accrued Servicing Fees so set aside with respect to such Portion of Investment; and

          (ii) if such distribution occurs on a Termination Day, FIRST to the Purchaser in payment in full of all accrued Discount with respect to such Portion of Investment, SECOND to the Purchaser in payment of accrued and unpaid Program Fees and Commitment Fees, THIRD, to the Purchaser in payment in full of such Portion of Investment, FOURTH, if Vanstar or any of its Affiliates is not the Servicer, to the Servicer in payment in full of all accrued Servicing Fees with respect to such Portion of Investment, and FIFTH, if the Investment and accrued Discount with respect to each Portion of Investment have been reduced to zero, and all accrued Servicing Fees payable to the Servicer
     (if other than the Seller or an Affiliate of the Seller) have been paid in full, to the Purchaser, the Agent and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder and then to the Servicer (if the Servicer is the Seller or an Affiliate of the Seller) in payment in full of all accrued Servicing Fees.

After the Investment, Program Fees, Discount and Servicing Fees with respect to the Participation, and any other amounts payable by the Seller to the Purchaser, the Agent or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Participation shall be paid to the Seller for its own account.

     (e)  For the purposes of this SECTION 1.4:

          (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any discount, rebate or other adjustment (other than any adjustment relating to Ineligible Amounts) made by the Originator, Seller or Servicer, or any setoff or dispute between the Seller, Originator or the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

          (ii) if on any day any of the representations or warranties in PARAGRAPHS (g) or (m) of SECTION A of EXHIBIT III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

          (iii)  except as provided in PARAGRAPH (i) or (ii) of this
     SECTION 1.4(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the

     Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing or otherwise specifies its payment for application to specific Receivables; and

          (iv) if and to the extent the Agent or the Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent or the Purchaser, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

     (f) If at any time the Seller shall wish to cause the reduction of a Portion of Investment (but not to commence the liquidation, or reduction to zero, of the entire Investment of the Participation), the Seller may do so as follows:

          (i) the Seller shall give the Agent at least two Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

          (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections with respect to such Portion of Investment not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction, and

          (iii) the Servicer shall hold such Collections in the Liquidation Account for the benefit of the Purchaser, for payment to the Agent on the last day of the current Settlement Period relating to such Portion of Investment, and the applicable Portion of Investment shall be deemed reduced in the amount to be paid to the Agent only when in fact finally so paid;

provided that,

          A. the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $500,000 (except in connection with a reduction to zero of such Portion of Investment),

          B. the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period, and

          C. if two or more Portions of Investment shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to
     SECTION 1.4(f)(i), to the Portion of Investment with the shortest remaining Yield Period.

     Section 1.5. FEES. The Seller shall pay to the Agent certain fees in the amounts and on the dates set forth in a letter dated December 20, 1996 between the Seller and the Agent (as the same may be amended, amended and restated, supplemented or modified, the "FEE LETTER") delivered pursuant to SECTION 1 of
EXHIBIT II, as such letter agreement may be amended, supplemented or otherwise modified from time to time.

     Section 1.6. PAYMENTS AND COMPUTATIONS, ETC. (a) All amounts to be paid or deposited by the Seller or the Servicer to, or for the benefit of, the Agent or the Purchaser hereunder shall be paid or deposited no later than noon (Chicago time) on the day when due in same day funds to the Purchaser's Account. All amounts received after 2:00 p.m. (Chicago time) will be deemed to have been received on the immediately succeeding Business Day.

     (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or Servicer when due hereunder, at an interest rate equal to 2.0% PER ANNUM above the Base Rate, payable on demand.

     (c) All computations of interest under SUBSECTION (b) above and all computations of Discount, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

     Section 1.7. DIVIDING OR COMBINING PORTIONS OF THE INVESTMENT OF THE PARTICIPATION. The Seller may, on the last day of any Yield Period, either (i) divide the Investment of the Participation into two or more portions, but not to exceed (x) five (5) portions with a Yield Period of thirty days or less and (y) five portions with a yield Period of greater than 30 days, in each case, in effect at any time (each, a "PORTION OF INVESTMENT"), equal, in aggregate, to the Investment of the Participation, PROVIDED that after giving effect to such division the amount of each such Portion of Investment shall be not less than $1,000,000, or (ii) combine any two or more Portions of Investment outstanding on such last day and having Yield Periods ending on such last day into a single Portion of Investment equal to the aggregate of the Investment of such Portions of Investment.

     Section 1.8. INCREASED COSTS. (a) If the Agent, the Purchaser, any Liquidity Bank, any other Program Support Provider or any of their respective Affiliates (each an "AFFECTED PERSON") determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in SECTION 1.9) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the Participation in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon demand by such Affected Person, the Seller shall immediately pay to such Affected Person, from time to time as specified, additional amounts sufficient to compensate such Affected Person for such increased costs to the extent that such Affected Person reasonably determines such increased costs are allocable to the Seller. A certificate as to such amounts submitted to the Seller by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     Section 1.9. ADDITIONAL DISCOUNT ON PORTIONS OF PARTICIPATION BEARING A EURODOLLAR RATE. The Seller shall pay to any Affected Person, so long as such Affected Person shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities", additional Discount on the unpaid Investment of the applicable Portion of Investment during each Yield Period in respect of which Discount is computed by reference to the Eurodollar Rate, for such Yield Period, at a rate per annum equal at all times during such Yield Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Yield Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Yield Period, payable on each date on which Discount is payable on the applicable

Portion of Investment. Such additional Discount shall be determined by the Affected Person and notified to the Seller through the Agent within 30 days after any Discount payment is made with respect to which such additional Discount is requested. A certificate as to such additional Discount submitted to the Seller by the Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     Section 1.10. REQUIREMENTS OF LAW. In the event that any Affected Person determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

          (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Participation or in the amount of Investment relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof);

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

          (iii) does or shall impose on such Affected Person any other condition;

and the result of any of the foregoing is (x) to increase the cost to such Affected Person of acting as Agent, or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the Participation (or interests therein) or any Portion of Investment in respect of which Discount is computed by reference to the Eurodollar Rate or the Base Rate or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the Eurodollar Rate or the Base Rate, then, in any such case, upon demand by such Affected Person the Seller shall pay such Affected Person any additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable to the extent that such Affected Person reasonably determines such additional cost or reduced amount receivable is allocable to the Seller. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive in the absence of manifest error; PROVIDED, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

     Section 1.11. INABILITY TO DETERMINE EURODOLLAR RATE. In the event that the Agent shall have determined prior to the first day of any Yield Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Yield Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Yield Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to the Purchaser (as conclusively determined by the Agent) of maintaining any Portion of Investment during such Yield Period, the Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller prior to the first day of such Yield Period. Upon delivery of such notice (a) no Portion of Investment shall be funded thereafter at the Bank Rate determined by reference to the Eurodollar Rate, unless and until the Agent shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding Portions of Investment then funded at the Bank Rate determined by reference to the Eurodollar Rate, such Bank Rate shall automatically be converted to the Bank Rate determined by reference to the Base Rate at the respective last days of the then-current Yield Periods relating to such Portions of Investment.

                                   ARTICLE II.

                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

     Section 2.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, in each case applicable to it, set forth in EXHIBITS III and IV, respectively hereto.

     Section 2.2. TERMINATION EVENTS. If any of the Termination Events set forth in EXHIBIT V hereto shall occur, the Agent may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); PROVIDED that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in SUBSECTION (e), (g), (h),
(i) or (k) of EXHIBIT V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Purchaser and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.


                                  ARTICLE III.

                                 INDEMNIFICATION

     Section 3.1. INDEMNITIES BY THE SELLER. Without limiting any other rights that any Affected Person or any of its respective Affiliates, employees, agents, successors, transferees or assigns (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement or other Transaction Documents (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of the Participation, or any interest therein, or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified
Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables to be written off consistent with the Credit and Collection Policy, (c) to the extent that this facility is terminated prior to the scheduled Facility Termination Date, fees or margin (other than the Termination Fee and other amounts then due and owing by the Seller or Servicer under this Agreement or any other Transaction Document) which would have accrued after such date had the facility not been terminated, or (d) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

          (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Servicer Report to be true and correct, or the failure of any other information provided by the Seller or the Servicer to the Purchaser or the Agent with respect to Receivables or this Agreement to be true and correct;

          (ii) the failure of any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or pursuant to this Agreement to have been true and correct in all respects when made;

          (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

          (iv) the failure to vest in the Purchaser a valid and enforceable (A) perfected undivided percentage ownership interest, to the extent of the Participation, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections with respect thereto and (B) first priority perfected security interest in the items described in SECTION 1.2(d), in each case, free and clear of any Adverse Claim;

          (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

          (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

          (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

          (ix) the commingling of Collections of Pool Receivables at any time with other funds;

          (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of the Participation or in respect of any Receivable, Related Security or Contract;

          (xi) any reduction in Investment as a result of the distribution of Collections pursuant to SECTION 1.4(D), in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason; or

          (xii) any tax or governmental fee or charge (other than any tax upon or measured by net income or gross receipts), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Participation, or other interests in the Receivables Pool or in any Related Security or Contract.


                                   ARTICLE IV.

                         ADMINISTRATION AND COLLECTIONS

     Section 4.1. APPOINTMENT OF SERVICER. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as

Servicer in accordance with this SECTION 4.1. Until the Agent gives notice to the Seller and the Servicer (in accordance with this SECTION 4.1) of the designation of a new Servicer, Vanstar is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Agent may designate as Servicer any Person (including itself) to succeed the Servicer or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

     (b)  Upon the designation of a successor Servicer as set forth in
SECTION 4.1(A) hereof, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner which the Agent determines will facilitate the transition of the performance of such activities to the new Servicer, and the Servicer shall cooperate with and assist such new Servicer. Such cooperation shall include (without limitation) access to and transfer of records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

     (c) The Servicer acknowledges that, in making their decision to execute and deliver this Agreement, the Agent and the Purchaser have relied on the Servicer's agreement to act as Servicer hereunder. Accordingly, the Servicer agrees that it will not voluntarily resign as Servicer.

     (d) The Servicer may delegate its duties and obligations hereunder to Quantum Information Corporation to the extent currently delegated and to any other subservicer (each, a "SUB-SERVICER"); provided that, in each such future delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Purchaser and the Agent for the performance of the duties and obligations so delegated, (iii) the Seller, the Agent and the Purchaser shall have the right to look solely to the Servicer for performance (iv) the terms of any agreement with any Sub-Servicer shall provide that the Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer) and (v) with respect to the delegation of material duties to a Sub-Servicer after the date of the initial purchase hereunder, the Servicer shall have received the prior written consent of the Agent.

     Section 4.2. DUTIES OF SERVICER. (a) The Servicer shall take or cause to be taken all such action as the Servicer determines may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with the same degree of care and diligence as the Servicer would use if it owned the Pool Receivables, and in accordance with the Credit and Collection Policy. The Servicer shall set aside for the accounts of the Seller and the Purchaser the amount of the Collections to which each is entitled in accordance with ARTICLE II hereto. The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Pool Receivable (but not beyond thirty (30) days) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that (i) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Purchaser or the Agent under this Agreement and (ii) if a Termination Event has occurred and Seller or any of its Affiliates is still serving as Servicer, the Seller may make such extension or adjustment only upon the prior written approval of the Agent. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Agent (for the benefit of the Purchaser and individually) in accordance with their respective interests, all records and documents (including without limitation computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; PROVIDED, HOWEVER, that no such direction may be given unless either (i) a Termination Event has occurred or (ii) the Agent believes in good faith that failure to commence, settle, or effect such legal action, foreclosure or repossession could adversely effect Receivables constituting a material portion of the Pool Receivables.

     (b) Following notification from the Originator to the Servicer or discovery by the Servicer that any amounts not constituting Collections or other proceeds of Pool Receivables or Related Security have been deposited into a Lock-Box Account or Collection Account, within two Business Days after such misapplied collections have been identified by the Servicer (and upon the occurrence of and continuation of a Termination Event, after the Servicer provides the Agent evidence of such misapplication satisfactory to the Agent), Servicer shall remit to the Originator (or shall permit the Originator to withdraw from the appropriate Lock-Box Account) all such misapplied collections less all reasonable costs and expenses, if any, incurred by Servicer in collecting such amounts; PROVIDED, HOWEVER, that no such amounts shall be so remitted (or withdrawn) unless any amounts required to be transferred to a Lock-Box Account pursuant to Section 7.2(a) of the Purchase and Contribution Agreement have been (or are concurrently) transferred to such Lock-Box Account.

     (c) The Servicer's obligations hereunder shall terminate on the Final Payout Date.

     After such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer in connection with this Agreement.

     Section 4.3.  ESTABLISHMENT AND USE OF CERTAIN ACCOUNTS.

     (a) LOCK-BOX ACCOUNTS. Prior to the initial purchase hereunder, the Seller shall enter into Lock-Box Agreements establishing the Lock-Box Accounts listed on SCHEDULE II with all of the Lock-Box Banks, and deliver original counterparts thereof to the Agent.

     (b) COLLECTION ACCOUNT. The Servicer agrees to establish the Collection Account on or before the date of the first purchase hereunder.
The Collection Account shall be used to accept the transfer of Collections of Pool Receivables from the

Lock-Box Accounts pursuant to SECTION 1.4(B) and for such other purposes described in the Transaction Documents.

     (c) LIQUIDATION ACCOUNT. The Servicer agrees to establish the Liquidation Account on or before the date of the first purchase hereunder. The Liquidation Account shall be used to receive transfers of certain amounts of the Purchaser's share of Collections of Pool Receivables prior to the Settlement Dates and for such other purposes described in the Transaction Documents. No funds other than those transferred in accordance with SECTION
1.4 shall be intentionally transferred into the Liquidation Account.

     (d) PERMITTED INVESTMENTS. Any amounts in the Liquidation Account or the Collection Account, as the case may be, may be invested by the Liquidation Account Bank or Collection Account Bank, respectively, at Servicer's direction, in Permitted Investments, so long as Purchaser's interest in such Permitted Investments is perfected and such Permitted Investments are subject to no Adverse Claims other than those of the Purchaser provided hereunder.

     (e) CONTROL OF LOCK-BOX ACCOUNTS. Upon the occurrence of any Termination Event or Unmatured Termination Event, the Agent may give notice to each Lock-Box Bank, the Collection Account Bank and the Liquidation Account Bank that the Agent is exercising its rights under the Lock-Box Agreements, the Collection Account Agreement and the Liquidation Account Agreement to do any or all of the following: (i) to have the exclusive ownership and control of the Lock-Box Accounts, the Collection Account and the Liquidation Account transferred to the Agent and to exercise exclusive dominion and control over the funds deposited therein, (ii) to have the proceeds that are sent to the respective Lock-Box Accounts be redirected pursuant to its instructions rather than deposited in the applicable Lock-Box Account, and (iii) to take any or all other actions permitted under the applicable Lock-Box Agreement, the Collection Account Agreement and the Liquidation Account Agreement. The Seller hereby agrees that if the Agent at any time takes any action set forth in the preceding sentence, the Agent shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller, as Servicer or otherwise, thereafter shall be sent immediately to the Agent. The parties hereto hereby acknowledge that if at any time the Agent takes control of any Lock-Box Account, the Collection Account and the Liquidation Account, the Agent shall not have any rights to the funds therein in excess of the unpaid amounts due to the Agent, the Purchaser or any other Person hereunder; it being understood that the Agent and the Purchaser shall have no rights hereunder with respect to any misapplied collections referred to in SECTION 4.2(B) above.

     Section 4.4. ENFORCEMENT RIGHTS. (a) At any time following the occurrence of a Termination Event or Unmatured Termination Event:

          (i) the Agent may direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to the Agent or its designee;

          (ii) the Agent may instruct the Seller or the Servicer to give notice of the Purchaser's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Agent or its designee, and upon such instruction from the Agent, the Seller or the Servicer, as applicable, shall give such notice at the expense of the Seller; provided, that if the Seller or the Servicer fails to so notify each Obligor, the Agent may so notify the Obligors; and

          (iii) the Agent may request the Seller or the Servicer to, and upon such request the Seller or the Servicer, as applicable, shall, (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to any new Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Agent or its designee at a place selected by the Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

     (b) The Seller hereby authorizes the Agent, and irrevocably appoints the Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Agent, to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Security, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Receivables, Related Security and the related Contracts. Notwithstanding anything to the contrary contained in this SUBSECTION (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

     Section 4.5. RESPONSIBILITIES OF THE SELLER. Anything herein to the contrary notwithstanding, the Seller shall (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Agent or the Purchaser of its rights hereunder shall not relieve the Seller from such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Agent and the Purchaser shall not have any obligation or liability with respect to any Pool Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of the Seller under any of the foregoing.

     Section 4.6. SERVICING FEE. The Servicer shall be paid a fee, through distributions contemplated by SECTION 1.4(d), in an amount equal to 0.50% PER annum of the average Outstanding Balance of Pool Receivables.

                                   ARTICLE V.

                                 MISCELLANEOUS

     Section 5.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or Servicer therefrom shall be effective unless in a writing signed by the Agent, and, in the case of any amendment, by the Seller and the Servicer and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no material amendment of this Agreement (other than an amendment to extend the scheduled Facility Termination Date) shall be effective unless the Purchaser (or the Agent on its behalf) shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Notes to be downgraded or withdrawn. No failure on the part of the Purchaser or Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     Section 5.2. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

     Section 5.3. ASSIGNABILITY. (a) This Agreement and the Purchaser's rights and obligations herein (including ownership of the Participation) shall be assignable, in whole or in part, by the Purchaser and its successors and assigns to any Person that is not a competitor of Vanstar with the prior written consent of the Seller; PROVIDED, HOWEVER, that no such consent shall be required if the assignment is made to any Affiliate of the Purchaser, any Liquidity Bank or other Program Support Provider or any Person which is (i) in the business of issuing Notes and (ii) associated with or administered by the Agent or any Affiliate of the Purchaser (each such Person, a "NOTE ISSUER"). Subject to SECTION 5.6, each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Seller, the Purchaser or the Agent. Upon the assignment by the Purchaser in accordance with this SECTION 5.3(a), the assignee receiving such assignment shall have all of the rights and, to the extent so assigned, the obligations (which, in any case, shall include the obligations referred to in SECTION 5.6 herein) of the Purchaser with respect to the Transaction Documents and the Investment (or such portion thereof as has been assigned).

     (b) The Purchaser may at any time grant to one or more banks or other institutions that are not competitors of Vanstar (each a "LIQUIDITY BANK") party to the Liquidity Agreement or to any other Program Support Provider participating interests or security interests in the Participation. In the event of any such grant by the Purchaser of a participating interest to a Liquidity Bank or other Program Support Provider, the Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Bank or other Program Support Provider shall be entitled to the benefits of SECTIONS 1.8, 1.9 and 1.10.

     (c) This Agreement and the rights and obligations of the Agent hereunder shall be assignable, in whole or in part, by the Agent and its successors and assigns to any Person that is not a competitor of Vanstar; PROVIDED, HOWEVER, that if such assignment is to any Person that is not an Affiliate of the Agent, a Person designated by Capital Markets Assurance Corporation or a Program Support Provider; the Agent must receive the prior written consent of the Seller (which consent shall not be unreasonably withheld).

     (d) Except as provided in SECTION 4.1(d), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Agent.

     (e) Without limiting any other rights that may be available under applicable law, the rights of the Purchaser may be enforced through it or by its agents.

     Section 5.4. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification granted under SECTION 3.1 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Pool Receivables) of this Agreement, the Liquidity Agreement, and the other documents and agreements to be delivered hereunder, including all costs and expenses relating to the amending, amending and restating, modifying or supplementing of this Agreement, the Liquidity Agreement and the other documents and agreements to be delivered hereunder and the waiving of any provisions thereof, and including in all cases, without limitation, reasonable Attorney Costs for the Agent, the Purchaser, Capital Markets Assurance Corporation and their respective Affiliates and agents with respect thereto and with respect to advising the Agent, the Purchaser, Capital Markets Assurance Corporation and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and all costs and expenses, if any (including reasonable Attorney Costs), of the Agent, the Purchaser, Capital Markets Assurance Corporation and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

     (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 5.5. NO PROCEEDINGS; LIMITATION ON PAYMENTS. (a) Each of the Seller, the Servicer, the Agent, each assignee of the Participation or any interest therein, and each Person which enters into a commitment to purchase the Participation or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Note Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by any such Note Issuer is paid in full.

     (b) Notwithstanding any provisions contained in this Agreement to the contrary, the Purchaser shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless (i) the Purchaser has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment and which funds or excess cash flow are not required to repay the Notes when due and (ii) each "Participation" owned by the Purchaser pursuant to any receivables purchase agreement (including this Agreement) is less than or equal to 100%. Any amount which the Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against the Purchaser for any such insufficiency unless and until the conditions described in CLAUSES (i) and
(ii) of the preceding sentence are satisfied. Nothing in this SUBSECTION (b) shall be construed to forgive or cancel any obligations of the Purchaser hereunder

     Section 5.6. CONFIDENTIALITY. The Seller, the Servicer, the Purchaser and the Agent each agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of this Agreement, the other Transaction Documents (and all drafts thereof), all reports and other information delivered by Seller or Vanstar in connection with the transactions contemplated by this Agreement or any other Transaction Document and all other information provided after the date hereof and identified as "confidential" or "secret" by the Seller or Vanstar and provided to the other parties by the Seller or Vanstar and no such person nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Transaction Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Person, or (ii) was or becomes available on a non-confidential basis from a source other than such Person, provided that such source is not bound by a confidentiality agreement with respect thereto; PROVIDED, HOWEVER, that any Person may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Person is subject or in connection with an examination of such Person by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law (including, without limitation, in connection with any public filing with (whether or not required by) the Securities and Exchange Commission); (D) to the extent reasonably required in connection with any litigation or proceeding to which such Person or its Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Transaction Document; (F) to such Person's independent auditors and other professional advisors; (G) to the Rating Agencies; (H) to any assignee, Purchaser, or assignee or participant of a Purchaser, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required hereunder; (I) with the prior consent of the Agent, in a press release by the Seller or the Servicer and
(J) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Person and any of the other parties hereto is party.

     Section 5.7. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE PURCHASER IN THE POOL RECEIVABLES AND THE OTHER ITEMS DESCRIBED IN SECTION 1.2(d) IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PURCHASER, THE SELLER, THE SERVICER AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PURCHASER, THE SELLER,

THE SERVICER AND THE AGENT IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PURCHASER, THE SELLER, THE SERVICER AND THE AGENT EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     Section 5.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     Section 5.9. SURVIVAL OF TERMINATION. The provisions of SECTIONS 1.8, 1.9, 1.10, 3.1, 5.4, 5.5, 5.6, 5.7 and 5.10 shall survive any termination of this Agreement.

     Section 5.10. WAIVER OF JURY TRIAL. THE PURCHASER, THE SELLER, THE SERVICER AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PURCHASER, THE SELLER, THE SERVICER AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     Section 5.11. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the Purchaser, the Seller, the Servicer and the Agent, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Purchaser of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Seller, the Servicer and the Agent.

     Section 5.12. HEADINGS. The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

     Section 5.13. PURCHASER'S LIABILITIES. The obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of the Purchaser, and provided, however, that this
Section 5.13 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct. The agreements provided in this Section 5.13 shall survive termination of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       VANSTAR FINANCE CO., as Seller


                                       By: /s/ John J. Dunican, Jr.
                                          -------------------------------------
                                          Name: John J. Dunican, Jr.
                                          Title: Treasurer

                                          Address:



                                          Attention:
                                                    ---------------------------

                                          Telephone:
                                                    ---------------------------

                                          Facsimile:
                                                    ---------------------------



                                       VANSTAR CORPORATION, as Servicer


                                       By: /s/ John J. Dunican, Jr.
                                          -------------------------------------
                                          Name: John J. Dunican, Jr.
                                          Title: Treasurer

                                          Address:



                                          Attention:
                                                    ---------------------------

                                          Telephone:
                                                    ---------------------------

                                          Facsimile:
                                                    ---------------------------



                                       NESBITT BURNS SECURITIES INC., as Agent


                                       By: /s/ Mark A. Roche
                                          -------------------------------------
                                          Name: Mark A. Roche
                                          Title: Managing Director


                                       By: /s/ Thomas C. Wright
                                          -------------------------------------
                                          Name: Thomas C. Wright
                                          Title: Senior Executive Vice President

                                          NESBITT BURNS SECURITIES INC.
                                          111 West Monroe Street
                                          Chicago, Illinois 60603
                                          Attention:
                                          Facsimile:

                                       POOLED ACCOUNTS RECEIVABLE CAPITAL
                                       CORPORATION, as Purchaser


                                       By: /s/ Richard L. Taiano
                                          -------------------------------------
                                          Name: Richard L. Taiano
                                          Title: Vice President

                                          Pooled Accounts Receivable Capital
                                               Corporation
                                          c/o Broadstreet Contract Services,
                                               Inc.
                                          Two Wall Street
                                          New York, New York  10005

                                          Attention:
                                                    ---------------------------

                                          Telephone:
                                                    ---------------------------

                                          Facsimile:
                                                    ---------------------------

                                   EXHIBIT I

                                  DEFINITIONS


     As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

          "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, it being understood that a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, in favor of the Purchaser shall not constitute an Adverse Claim.

          "AFFECTED PERSON" has the meaning set forth in SECTION 1.8.

          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person, except that with respect to the Purchaser, Affiliate shall mean the holder(s) of a majority of its capital stock.

          "AGENT" has the meaning set forth in the preamble to the Agreement.

          "APPLICABLE MARGIN" has the meaning set forth in the Fee Letter.

          "ASSIGNMENT OF CLAIMS ACT" means the Assignment of Claims Act of 1990 (31 U.S.C. Section 3727 and 41 U.S.C. Section 15), as amended from time to time.

          "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel, to be paid as set forth in the Fee Letter.

          "AVERAGE DAYS SALES OUTSTANDING" means, as of any day, the quotient of (a) the sum of (i) the aggregate Outstanding Balance of Pool Receivables that remain outstanding 0 to 30 days from their respective original invoice dates TIMES 30; PLUS (i) the aggregate Outstanding Balance of Pool Receivables that remain outstanding 1 to 30 days from their respective original due dates TIMES 60; PLUS (iii) the aggregate Outstanding Balance of Pool Receivables that remain outstanding 31 to 60 days from their respective original due dates TIMES 90; PLUS (iv) the aggregate Outstanding Balance of Pool Receivables that remain outstanding 61 to 90 days from their respective original due dates TIMES 120; PLUS (v) the aggregate Outstanding Balance of Pool Receivables that remain outstanding 91 to 120 days from their respective original due dates TIMES 150; PLUS (vi) the aggregate Outstanding Balance of Pool Receivables that remain outstanding 121 to 150 days from their respective original due dates TIMES 180; PLUS the aggregate Outstanding Balance of Pool Receivables that remain outstanding more than 151 days from their respective original due dates TIMES 210; DIVIDED BY (b) the aggregate Outstanding Balance of all Pool Receivables.

          "AVERAGE MATURITY" means at any time that period of days equal to the Average Days Sales Outstanding of the Pool Receivables calculated by the Servicer in the then most recent Servicer Report; PROVIDED, that if such calculation is not made according to the formula set forth in the definition of Average Days Sales Outstanding or is incorrectly calculated under such formula, the Agent may recalculate such Average Maturity, and any such recalculation in accordance with such formula shall be prima facie evidence of such Average Maturity.

          "BANK OF MONTREAL" means Bank of Montreal, a Canadian chartered bank.

          "BANK RATE" for any Yield Period for any Portion of Investment of the Participation means an interest rate PER ANNUM equal to the Applicable Margin above the Eurodollar Rate for such Yield Period; provided, further, that in the case of

               (i) any Yield Period on or prior to the first day of which the Agent shall have been notified by a Liquidity Bank or the Purchaser that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Liquidity Bank or the Purchaser to fund any Portion of Investment (based on the Eurodollar Rate) set forth above (and such Liquidity Bank or the Purchaser, as applicable, shall not have subsequently notified the Agent that such circumstances no longer exist),

               (ii)  any Yield Period of one to (and including) 13 days,

               (iii) any Yield Period as to which the Agent does not receive notice, by no later than 12:00 noon (Chicago time) on (w) the second Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Investment be funded at the CP Rate, (x) the third Business Day preceding the first day of such Yield Period that the Seller desires that the related Portion of Investment be funded at the Bank Rate, or (y) the Seller has given the notice contemplated by clause (w) of this CLAUSE (iii) and the Agent shall have notified the Seller that funding the related Portion of Investment at the CP Rate is unacceptable to the Purchaser, or

               (iv) any Yield Period relating to a Portion of Investment which is less than $1,000,000.

the "BANK RATE" for each such Yield Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Yield Period. Notwithstanding the foregoing, the "BANK RATE" for each day in a Yield Period occurring during the continuance of a Termination Event shall be an interest rate equal to 1.5% PER ANNUM above the Base Rate in effect on such day.

          "BANKRUPTCY CODE" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.), as amended from time to time.

          "BASE RATE" means for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of: (x) the rate of interest most recently announced by Bank of Montreal at its branch in Chicago, Illinois as its prime commercial rate for United States loans made in the United States and (y) 0.50% per annum above the latest Federal Funds Rate.

          "BUSINESS DAY" means any day on which (i) both (A) the Agent at its branch office in Chicago, Illinois is open for business and (B) commercial banks in New York City are not authorized or required to be closed for business, and
(ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

          "CAPITAL LEASE" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the consolidated balance sheet of such Person.

          "CHANGE IN CONTROL" means

          (a) the acquisition by any Person (other than Warburg Pincus Capital Company and its Affiliates), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934) of 37.5% or more of any outstanding shares of voting stock of Vanstar having ordinary voting power in the election of directors of Vanstar or (ii) obtain the power (whether or not exercised) to elect a majority of Vanstar's directors; or

          (b) the failure of Vanstar to own, free and clear of all liens or other encumbrances, at least 100% of the outstanding shares of voting stock of the Seller, subject to the pledge of IBM Credit Corporation under the IBM Financing Agreement.

          "CLASS-1 OBLIGOR" means any Obligor (other than a Special Obligor) any Rated Debt of which has an actual rating (or, if provided in writing to the Agent by the Rating Agencies, an implied rating) of at least AA- or A-1, as applicable, by S&P and Aa3 or P-1, as applicable, by Moody's.

          "CLASS-2 OBLIGOR" means any Obligor (other than a Special Obligor or a Class-1 Obligor) any Rated Debt of which has an actual rating (or, if provided in writing to the Agent by the Rating Agencies, an implied rating) of at least A- or A-2, as applicable, by S&P and A3 or P-2, as applicable, by Moody's.

          "CLASS-3 OBLIGOR" means any Obligor (other than a Special Obligor, a Class-1 Obligor or a Class-2 Obligor) any Rated Debt of which has an actual rating (or, if provided in writing to the Agent by the Rating Agencies, an implied rating) of at least BBB- or A-3, as applicable, by S&P and Baa3 or P-2, as applicable, by Moody's.

          "COLLECTION ACCOUNT" means that certain bank account (x) numbered 099-0761 maintained at Mellon Bank, N.A. or (y) such other bank approved by the Agent, in either case, which is (i) identified as the "VANSTAR FINANCE CO. COLLECTION ACCOUNT," (ii) in the Seller's name, (iii) pledged, on a first-priority basis, to the Purchaser pursuant to SECTION 1.2(d), and (iv) is governed by the Collection Account Agreement.

          "COLLECTION ACCOUNT AGREEMENT" means a letter agreement, in the form of EXHIBIT VI to the Agreement, among the Seller, the Agent and the Collection Account Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Agreement.

          "COLLECTION ACCOUNT BANK" means the bank holding the Collection
Account.

          "COLLECTION DELAY PERIOD" means 0.5 times the Average Maturity or such other number of days not exceeding the Average

Maturity as the Agent may from time to time reasonably select upon three Business Days' notice to the Seller.

          "COLLECTIONS" means, with respect to any Pool Receivable, (a) all funds which are received by the Seller, an Originator or the Servicer in payment of any amounts owed in respect of such Pool Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Pool Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to SECTION 1.4(e) and (c) all other proceeds of such Pool Receivable.

          "COMMITMENT FEE" has the meaning set forth in the Fee Letter.

          "COMPANY NOTE" has the meaning set forth in Section 3.2 of the Purchase and Contribution Agreement.

          "COMPUTATION PERIOD" means any period of four Fiscal quarters ending on the last day of a Fiscal Quarter.

          "CONSOLIDATED NET INCOME" means, with respect to the Originator and its Subsidiaries for any Period, the net income (or loss) of the Originator and its Subsidiaries for such period calculated in conformance with generally accepted accounting principles and as reported on the consolidated financial statements of Vanstar.

          "CONSOLIDATED NET WORTH" means, with respect to any Person, all items which would be included under stockholders' equity on a consolidated balance sheet of such Person plus any amounts included on such consolidated balance sheet in respect of the preferred stock of such Person (except to the extent that such preferred stock is mandatorily redeemable at the option of the holder thereof or upon the happening of any contingency on or prior to the scheduled Facility Termination Date) plus, if such

Person is Vanstar, any amounts included on such consolidated balance sheet in respect of the Convertible Preferred Trust Interests.

          "CONTRACT" means, with respect to any Pool Receivable, any and all contracts, understandings, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Pool Receivable arises or which evidences such Pool Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Pool Receivable.

          "CONVERTIBLE PREFERRED TRUST INTERESTS" means the 6 3/4% Trust Convertible Preferred Securities issued by the Vanstar Financing Trust described in the Offering Circular dated September 26, 1996.

          "CP RATE" for any Yield Period for any Portion of Investment of the Participation means, to the extent the Purchaser funds such Portion of Investment for such Yield Period by issuing Notes, a rate PER ANNUM equal to the sum of (i) the rate (or if more than one rate, the weighted average of the rates) at which Notes of the Purchaser having a term equal to such Yield Period and to be issued to fund such Portion of Investment may be sold by any placement agent or commercial paper dealer selected by the Agent on behalf of the Purchaser, as agreed between each such agent or dealer and the Agent and notified by the Agent to the Servicer; PROVIDED, that if the rate (or rates) as agreed between any such agent or dealer and the Agent with regard to any Yield Period for such Portion of Investment is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, PLUS (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate PER ANNUM.

          "CREDIT AND COLLECTION POLICY" means those receivables credit and collection policies and practices relating to Product Business Receivables (other than Excluded Receivables) of the

Servicer in effect on the date of the Agreement and described in SCHEDULE I hereto, as modified in compliance with the Agreement.

          "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in CLAUSES (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "DEFAULT RATIO" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing (i) the sum (without duplication) of (a) the aggregate Outstanding Balance (without subtracting any amounts in respect of credit memoranda) of Pool Receivables that were outstanding 121 to 150 days after their respective original due dates, as determined as of such day PLUS (b) the aggregate Outstanding Balance of Pool Receivables that were written off as uncollectible during the calendar month ending on such day and that, if not so written off, would have been outstanding not more than 150 days after their respective original due dates, net of recoveries in respect of Pool Receivables that were previously written off as uncollectible, as determined as of such day by (ii) the aggregate amount payable pursuant to invoices giving rise to Pool Receivables that were generated by the Originator during the calendar month that occurred four calendar months prior to the calendar month ending on such day.

          "DEFAULTED RECEIVABLE" means, without duplication, a Pool Receivable:

               (i) as to which any payment, or part thereof, remains unpaid for at least 121 days from the original due date for such payment;

               (ii) as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in PARAGRAPH (g) of EXHIBIT V hereto; or

               (iii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible.

          "DELINQUENCY RATIO" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing (i) the portion of the aggregate Outstanding Balance (without subtracting any amounts in respect of credit memoranda) of all Pool Receivables that remained outstanding 31 to 60 days after their respective original due dates on such day by (ii) the aggregate Outstanding Balance of all Pool Receivables on such day (without subtracting any amounts in respect of credit memoranda).

          "DELINQUENT RECEIVABLE" means a Pool Receivable which is not a Defaulted Receivable as to which any payment, or part thereof, remains unpaid for at least 31 days from the original due date for such payment.

          "DESIGNATED EXCLUDED OBLIGOR" means IBM Corporation, Merisel FAB, their respective Affiliates, and any other Excluded Obligor designated in writing by the Agent to the Seller and the Servicer as such; it being understood that no Excluded Obligor shall be a "Designated Excluded Obligor" unless and until the Originator shall have implemented arrangements satisfactory to the Agent for collections and other proceeds of all Receivables generated by such Excluded Obligor to be remitted to an account other than any Lock-Box Account and shall have taken such other actions and provided such other information as required by the Agent in connection with such designation.

          "DILUTION PERCENTAGE" means the greater of (a) 8% and (b) the Dilution Reserve Ratio.

          "DILUTION RATIO" means, for any calendar month, the ratio (expressed as a percentage and rounded upwards to the nearest 1/100th of 1%) of (a) the portion of the aggregate

Outstanding Balance of all Pool Receivables during such period that have been reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any discount or adjustment made by the Originator, Seller or Servicer (other than any adjustment relating to Ineligible Amounts) or any setoff or dispute between the Seller, Originator or the Servicer and an Obligor, to (b) the aggregate amounts payable pursuant to invoices giving rise to Pool Receivables that were generated by the Originator during the preceding calendar month.

          "DILUTION RESERVE" for the Participation at any time means an amount equal to the product of (a) the quotient obtained by dividing (x) the Dilution Percentage by (y) 1 minus the Dilution Percentage and (b) the sum of the Investment, the Discount Reserve and the Servicing Fee Reserve at such time.

          "DILUTION RESERVE RATIO" means, as calculated as of the last day of each calendar month, the product (expressed as a percentage) of (a) 1.5, multiplied by (b) the average of the Dilution Ratios for each of the three consecutive calendar months ending on such day multiplied by (c) a fraction having (i) a numerator equal to the aggregate amount of Pool Receivables generated by the Originator during the calendar month preceding the calendar month ending on such day and (ii) a denominator equal to the aggregate Outstanding Balance of all Eligible Receivables, as determined as of such day.

          "DISCOUNT" means:

               (i) for the Portion of Investment of the Participation for any Yield Period to the extent the Purchaser will be funding such Portion of Investment on the first day of such Yield Period through the issuance of Notes,

                                CPR x I x ED + TF
                                          --
                                         360


               (ii) for the Portion of Investment of the Participation for any Yield Period to the extent the

          Purchaser will not be funding such Portion of Investment on the first day of such Yield Period through the issuance of Notes,

                                          ED
                                          --
                                BR x I x 360 + TF

     where:

          BR   =    the Bank Rate for the Portion of Investment of the
                    Participation for such Yield Period

          I    =    the Portion of Investment of the Participation during such
                    Yield Period

          CPR  =    the CP Rate for the Portion of Investment of the
                    Participation for such Yield Period

          ED   =    the actual number of days during such Yield Period

          TF   =    the Termination Fee, if any, for the Portion of Investment
                    of the Participation for such Yield Period

; PROVIDED, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and PROVIDED, FURTHER, that Discount for the Portion of Investment of the Participation shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          "DISCOUNT RESERVE" for the Participation at any time means the sum of
(i) the Termination Discount at such time for the Participation, and (ii) the then accrued and unpaid Discount for the Participation.

          "DIVIDENDS" means any dividend or distribution (in cash or obligations) on any shares of any class of Seller's capital stock or any warrants, options or other rights with respect to shares of any class of Seller's capital stock.

          "ELIGIBLE RECEIVABLES" means, at any time, Pool Receivables:

               (i) the Obligor of which is not an Excluded Obligor, is not an Affiliate of the Seller (unless (x) supported by a letter of credit in a face amount at least equal to the Outstanding Balance of such Receivables issued for the benefit of the Liquidity Banks and/or the Purchaser and in a form acceptable to the Agent and Liquidity Agent and issued by a financial institution with a short-term unsecured credit rating of at least A-1/P-1 by the Rating Agencies which is acceptable to the Agent and the Liquidity Agent or (y) approved by the Purchaser, the Liquidity Agent and the Rating Agencies), is not subject to any action of the type described in PARAGRAPH (g) of
          EXHIBIT V;

               (ii) which are denominated and payable only in U.S. dollars in the United States;

               (iii) which have a stated maturity and which stated maturity is not more than 60 days after the date on which such Receivable was generated;

               (iv) which arise under a Contract which is in full force and effect and which is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

               (v) which conform with all applicable laws, rulings and regulations in effect;

               (vi) which are not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim and which do not arise from the sale of inventory which is subject to any Adverse Claim (other than a Permitted IBMCC Claim or a Permitted Inventory Claim);

               (vii) which comply with the requirements of the Credit and Collection Policy and the payment and other terms of the Contract related to the Receivable are consistent with customary terms for the Originator and Product Business Receivables (other than Excluded Receivables);

               (viii) which arise from the sale and delivery of goods or performance of services in the ordinary course of an Originator's business;

               (ix) which are not subject to any "exchange agreement" with the Seller or Originator thereof or any contingent performance requirements of an Originator;

               (x) which do not require the consent of the related Obligor to be sold or assigned;

               (xi) which have not been modified or restructured since their creation, except as permitted pursuant to SECTION 4.2 of the Agreement;

               (xii) in which the Seller owns good and marketable title and which are freely assignable by the Seller;

               (xiii) for which the Purchaser shall have a valid and enforceable undivided percentage ownership interest, to the extent of the Participation, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

               (xiv) which constitute accounts as defined in the UCC, and which are not evidenced by instruments or chattel paper;

               (xv) which are not Defaulted Receivables or which are not Receivables the payment of which remains unpaid for more than 90 days past the original due date for such payment;

               (xvi) the Obligor of which is not the Obligor of Defaulted Receivables in an aggregate amount in excess of 20% of the aggregate Outstanding Balance of all Receivables of such Obligor;

               (xvii)  which do not constitute "bill and hold" receivables; and

               (xviii)  which do not constitute "re-stocking fee" receivables;

PROVIDED, HOWEVER, that Ineligible Amounts shall be deducted from the Eligible Receivables of each Obligor when calculating the aggregate Outstanding Balance of Eligible Receivables.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "ERISA AFFILIATE" shall mean with respect to any Person, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

          "EURODOLLAR RATE" means, for any Yield Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

Eurodollar Rate =                   LIBOR
                    ------------------------------------
                    1.00 - Eurodollar Reserve Percentage

Where,

          "EURODOLLAR RESERVE PERCENTAGE" means, for any Yield Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Yield Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to "Eurocurrency" funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Yield Period; and

          "LIBOR" means the rate of interest per annum determined by the Liquidity Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Liquidity Agent as the rate of interest at which dollar deposits in the approximate amount of the Investment associated with such Yield Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Yield Period.

          "EXCLUDED OBLIGOR" means IBM Corporation, Merisel FAB and their respective Affiliates and any other Obligor, so designated in writing as such by the Agent in its sole discretion to the Seller, from time to time, it being understood that from time to time the Agent may revoke its designation of one or more Obligors as Excluded Obligors by written notice to the Seller.

          "EXCLUDED RECEIVABLE" means a Receivable, the related Obligor of which is a Designated Excluded Obligor.

          "EXTENDED MATURITY EXCESS AMOUNT" means, at any time, the amount by which (A) the aggregate Outstanding Balance of all Extended Maturity Receivables exceeds (B) 10% of the Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

          "EXTENDED MATURITY RECEIVABLE" means an Eligible Receivable which has a stated maturity of greater than 30 days after the date on which such Receivable was generated.

          "FACILITY TERMINATION DATE" means the earlier to occur of (x) December 7, 2001, (y) the scheduled termination date of any Program Support Agreement, as extended from time to time, and (z) the date determined pursuant to SECTION 2.2.

          "FEDERAL FUNDS RATE" means, for any period, the PER ANNUM rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "FEDERAL OBLIGOR" means an Obligor that is the United States or any agency, department or instrumentality thereof.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

          "FEE LETTER" has the meaning set forth in SECTION 1.5.

          "FINAL PAYOUT DATE" means 92 days after the date following the Facility Termination Date on which no Investment or Discount in respect of the Participation under the Agreement shall be outstanding and all other amounts payable by the Originator, the Seller or the Servicer to the Purchaser, the Agent or any other Affected Person under the Transaction Documents shall have been paid in full.

          "FISCAL QUARTER" means a fiscal quarter of a Fiscal Year.

          "FISCAL YEAR" means the fiscal year of the Originator and its Subsidiaries, which period shall be the 12-month period ending on April 30 of each year.

          "FOREIGN OBLIGOR RECEIVABLE" means an Eligible Receivable the Obligor of which is not a United States Resident unless (A) such Receivable is backed by an irrevocable letter of credit issued by a bank or financial institution that is rated at least "A" by S&P and "A2" by Moody's or (B) the Obligor of such Receivable has a rating of at least Investment Grade with respect to its Rated Debt.

          "FOREIGN RECEIVABLE EXCESS AMOUNT" means, at any time, the amount by which (A) the aggregate Outstanding Balance of all Foreign Obligor Receivables exceeds (B) 10% of the Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "GOVERNMENT RECEIVABLE EXCESS AMOUNT" means, at any time, the amount by which (A) the aggregate Outstanding Balance of all Eligible Receivables the Obligors of which are a government or governmental subdivision or agency exceeds
(B) 10% of the Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

          "IBM FINANCING AGREEMENT" means the Second Amended and Restated Financing Program Agreement, dated as of April 30, 1995, as amended or otherwise modified, by and between IBMCC and Vanstar.

          "IBMCC" means IBM Credit Corporation, a Delaware corporation.

          "INDEMNIFIED AMOUNTS" has the meaning set forth in SECTION 3.1.

          "INDEMNIFIED PARTY" has the meaning set forth in SECTION 3.1.

          "INELIGIBLE AMOUNTS" means, with respect to any Pool Receivable, any amounts outstanding with respect to interest charges, finance charges, "t-debits", re-stocking fees, "bill and hold" amounts, intra-company adjustments, and charges to suppliers to reflect price protection credit provided to Obligors.

          "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidations, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of December 20, 1996, among IBMCC, the Agent, the Purchaser, the Seller and Vanstar, as amended or otherwise modified from time to time.

          "INTEREST COVERAGE RATIO" means the ratio of (a) Consolidated Net Income before deducting Interest Expense and income tax expense for any Computation Period to (b) Interest Expense for such Computation Period; provided that for any period prior to the first anniversary of each of the Vanstar IPO, the issuance of the Convertible Preferred Trust Interests, and the transactions contemplated by this Agreement and the other Transaction Documents, the Interest Coverage Ratio for the portion of such period prior to each such anniversary shall be calculated on a pro forma basis as if the Vanstar IPO, the issuance of the Convertible Preferred Trust Interests, or the transactions contemplated by this Agreement and the other Transaction Documents, as applicable, had been effective during all of such period.

          "INTEREST EXPENSE" means for any period the consolidated interest expense of Vanstar and its Subsidiaries for such period (including all imputed interest on Capital Leases and before giving effect to any capitalization of interest but excluding amortization of deferred financing costs) excluding any interest expense of Vanstar pursuant to the Indenture, dates as of October 2, 1996, between Vanstar and Wilmington Trust Company, as Trustee entered into in connection with the issuance of the Convertible Preferred Trust Interests, in each case, calculated in conformity with generally accepted accounting principles and as reported on the consolidated financial statements of Vanstar.

          "INVESTMENT" means the amount paid to the Seller in respect of the Participation by the Purchaser pursuant to the Agreement, or such amount divided or combined in accordance with SECTION 1.7, in each case reduced from time to time by Collections distributed and applied on account of such Investment pursuant to SECTION 1.4(d) and increased from time to time by reinvestments pursuant to SECTION 1.4(b)(ii); PROVIDED, that if such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

          "INVESTMENT GRADE" means with respect to any Person's Rated Debt, an actual rating (or, if provided in writing to the Agent by the Rating Agencies, an implied rating) of at least BBB- or A-3, as applicable, by S&P and Baa3 or P-3, as applicable, by Moody's; PROVIDED, that if such Person's Rated Debt is rated by both S&P and Moody's, then each Rating Agency shall have given a rating at least equal to the rating specified above.

          "LIQUIDATION ACCOUNT" means that (x) certain bank account numbered 099-1086 maintained at Mellon Bank, N.A. or (y) such other bank approved by the Agent, in either case, which is (i) identified as the "VANSTAR FINANCE CO. LIQUIDATION ACCOUNT," (ii) in the Seller's name, (iii) pledged, on a first-priority basis, to the Purchaser pursuant to SECTION 1.2(d), and (iv) is governed by the Liquidation Account Agreement.

          "LIQUIDATION ACCOUNT AGREEMENT" means a letter agreement, in the form of EXHIBIT VII to the Agreement, among the Seller, the Agent and the Liquidation Account Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Agreement.

          "LIQUIDATION ACCOUNT BANK" means the bank holding the Liquidation Account.

          "LIQUIDITY AGENT" means Bank of Montreal in its capacity as Liquidity Agent pursuant to the Liquidity Agreement.

          "LIQUIDITY AGREEMENT" means that certain Liquidity Asset Purchase Agreement in form and substance satisfactory to the Rating Agencies and the Agent and entered into among Bank of Montreal, such other financial institutions as may be parties thereto, Bank of Montreal, as Liquidity Agent, Nesbitt Burns, as servicing agent, and PAR, as amended, amended and restated, supplemented or otherwise modified from time to time.

          "LIQUIDITY BANK" has the meaning set forth in SECTION 5.3(b).

          "LOCAL GOVERNMENT OBLIGOR" means an Obligor that is a State or any agency, department, instrumentality or municipality thereof.

          "LOCK-BOX ACCOUNT" means an account maintained at a bank or other financial institution for the purpose of receiving Collections established pursuant to SECTION 4.3 and as listed on SCHEDULE II.

          "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of ANNEX A, between the Seller and each Lock-Box Bank.

          "LOCK-BOX BANK" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

          "LOSS PERCENTAGE" means, on any date, the greatest of (i) 3 times the highest Default Ratio as of the last day of each of the three (3) calendar months ended immediately preceding such date, (ii) the Loss Reserve Ratio, (iii) 6% and (iv) 3 times the Normal Concentration Percentage.

          "LOSS RESERVE" means, for the Participation, on any date, an amount equal to the product of (a) the quotient obtained by dividing (x) the Loss Percentage by (y) 1 minus the Loss

Percentage and (b) the sum of the Investment, the Discount Reserve and the Servicing Fee Reserve at such time.

          "LOSS RESERVE RATIO" means, as calculated as of the last day of each calendar month, a percentage equal to (a) 1.5 multiplied by (b) the highest average of the Default Ratios for any three consecutive calendar months that occurred during the twelve consecutive calendar months ending on such last day, multiplied by (c) a fraction having (i) a numerator equal to the sum of the aggregate amount of Pool Receivables generated by the Originator during the four consecutive calendar months ending on such day and (y) 10% of the sum of the aggregate amount of Pool Receivables generated by the Originator during the month which was four months prior to the month ending on such day, and (ii) a denominator equal to the Net Receivables Pool Balance, as determined as of such day.

          "MATERIAL ADVERSE EFFECT" means, with respect to any event or circumstance, a material adverse effect on:

          (i) the business, assets, or financial condition of the Seller or the Servicer (if it is the Originator) and its subsidiaries, taken as a whole;

          (ii) the ability of the Originator or the Servicer (if it is the Originator) to perform its obligations under the Transaction Documents to which it is a party or the performance of any such obligations;

          (iii) the validity or enforceability of, or collectibility of amounts payable under, the Receivables Purchase Agreement or any other Transaction Document;

          (iv) the rights and remedies of the Purchaser, the Agent, any Program Support Provider or any of their respective Affiliates under the Receivables Purchase Agreement or any other Transaction Document;

          (v) the status, existence, perfection, priority or enforceability of the Seller's or Purchaser's interest in the Pool Receivables, Related Rights, or Related Security; or

          (vi) the validity, enforceability or collectibility of the Pool Receivables.

          "MOODY'S" means Moody's Investors Services, Inc.

          "NET RECEIVABLES POOL BALANCE" means at any time an amount equal to the excess of (a) the aggregate Outstanding Balances of Eligible Receivables then in the Receivables Pool MINUS (b) the sum of (i) the aggregate amount by which the Outstanding Balance of the Eligible Receivables of each Obligor then in the Receivables Pool (or, if such Obligor is a Supplier Obligor, the Supplier Obligor Net Amount) exceeds the product of (A) the Permitted Concentration Percentage for such Obligor multiplied by (B) the aggregate Outstanding Balances of all Eligible Receivables then in the Receivables Pool, plus (ii) the Extended Maturity Excess Amount at such time, plus (iii) the Foreign Receivable Excess Amount at such time, plus (iv) the Government Receivable Excess Amount at such time.

          "NORMAL CONCENTRATION PERCENTAGE" means, at any time, 2%.

          "NOTE ISSUER" has the meaning set forth in SECTION 5.3(a).

          "NOTES" means short-term promissory notes issued or to be issued by any Note Issuer (including, without limitation, PAR) to fund its investments in accounts receivable or other financial assets.

          "OBLIGOR" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

          "ORIGINATOR" has the meaning set forth in the Purchase and Contribution Agreement.

          "ORIGINATOR NOTE" has the meaning set forth in Section 1.4 of the Purchase and Contribution Agreement.

          "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

          "PAR" has the meaning set forth in the Preamble to this Agreement.

          "PARTICIPATION" means, at any time, the undivided percentage ownership interest in (i) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the Facility Termination Date, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as

                             I + DR + LR + DIR + SFR
                             -----------------------
                                       NRB
     where:

          I    =    the Investment of the Participation at the time of
                    computation.

          DR   =    the Discount Reserve of the Participation at the time of
                    computation.

          LR   =    the Loss Reserve of the Participation at the time of
                    computation.

          DIR  =    the Dilution Reserve of the Participation at the time of the computation.

          SFR  =    the Servicing Fee Reserve of the Participation at the time of computation.

          NRB  =    the Net Receivables Pool Balance at the time of computation.

The Participation shall be determined from time to time pursuant to the provisions of SECTION 1.3.

          "PERMITTED INVENTORY CLAIM" means an Adverse Claim in favor of a supplier of inventory to Originator upon or with respect to inventory of Originator and proceeds thereof, but only to the extent that such supplier has executed a release of its security interest in form and substance acceptable to the Agent pursuant to which such Adverse Claim upon or with respect to Pool Receivables, Related Rights, Collections and proceeds of the foregoing is automatically and irrevocably released upon each sale, purported sale, contribution, transfer, conveyance or assignment of such Pool Receivables, Related Rights, Collections and proceeds of the foregoing by Originator to Seller pursuant to the Purchase and Contribution Agreement from time to time.

          "PERMITTED CONCENTRATION PERCENTAGE" means for any Obligor, at any time, (i) if such Obligor is a Special Obligor, such percentage as has been so designated in writing by the Agent to the Seller as the "Permitted Concentration Percentage" for such Obligor, (ii) if such Obligor is a Class-1 Obligor, 8%,
(iii) if such Obligor is a Class-2 Obligor, 6%, (iv) if such Obligor is a Class-3 Obligor, 4% and (v) for all other Obligors, the Normal Concentration Percentage.

          "PERMITTED IBMCC CLAIM" means any Adverse Claim in favor of IBMCC to the extent such claim is permitted pursuant to the Intercreditor Agreement.

          "PERMITTED INVESTMENTS" means certificates of deposit that are not represented by instruments, have a maturity of one week or less and (x) are rated at least A-1 by S&P and P-1 by Moody's or (y) are issued by, or maintained by, the Collection Account Bank or Liquidation Account Bank (with respect to the investment of funds in the Collection Account or Liquidation Account, respectively); PROVIDED that such investments are rated at least A-1 by S&P and P-1 by Moody's and, if not rated A-1+ by S&P, do not in the aggregate principal amount exceed 20% of that portion of the Investment that is funded with Notes; PROVIDED, HOWEVER, that the Agent (on behalf of Purchaser) may, from time to time, upon three Business Days' prior written notice to Servicer, remove from the scope of "Permitted Investments" certificates of deposit of any such bank(s) and specify to be within such scope, certificates of deposit of any other bank; provided that such bank (or the certificates of deposit issued or maintained by such bank) meet the requirements set forth above.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

          "PORTFOLIO CERTIFICATE" means a certificate substantially in the form of EXHIBIT VIII to the Agreement.

          "PORTION OF INVESTMENT" has the meaning set forth in SECTION 1.7. In addition, at any time when the Investment of the Participation is not divided into two or more portions, "Portion of Investment" means 100% of the Investment of the Participation.

          "PRODUCT BUSINESS RECEIVABLE" means a Receivable which arises from the sale to an obligor of (x) personal computers, network products, computer peripherals and software manufactured or licensed by third parties, (y) product configuration, distribution, installation, cabling and connectivity services related to the sales referred to in CLAUSE (x) hereof and (z) services related to the selection, design, planning and execution of a network project and training; IT BEING UNDERSTOOD that Product Business Receivables shall not include any Receivables arising from the provision of ongoing support and consulting services related to computer networks provided through the "Service Business" of the Originator unless approved in writing by the Agent.

          "PROGRAM FEE" has the meaning set forth in the Fee Letter.

          "PROGRAM SUPPORT AGREEMENT" means and includes the Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Purchaser, the issuance of one or more surety bonds for which the Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Purchaser to any Program Support Provider of the Participation (or portions thereof) and/or the making of loans and/or other extensions of credit to the Purchaser in connection with the Purchaser's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder.

          "PROGRAM SUPPORT PROVIDER" means and includes any Liquidity Bank and any other or additional Person (other than any customer of the Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with PAR's securitization program.

          "PURCHASE AND CONTRIBUTION AGREEMENT" means the Purchase and Contribution Agreement, dated as of December 20, 1996, among the Originator and the Seller, as the same may be modified, supplemented, amended and amended and restated from time to time in accordance with the Transaction Documents.

          "PURCHASE AND CONTRIBUTION TERMINATION EVENT" has the meaning set forth in Section 8.1 of the Purchase and Contribution Agreement.

          "PURCHASE LIMIT" means $175,000,000, as such amount may be reduced pursuant to SECTION 1.1(b); PROVIDED, HOWEVER, that following the written request of the Seller, the Purchaser may, in its sole and absolute discretion, increase the Purchase Limit. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Investment of the Participation under the Agreement.

          "PURCHASER" has the meaning set forth in the preamble to the Agreement.


          "PURCHASER'S ACCOUNT" means the special account (account number 3729688) of the Purchaser maintained at the office of Harris Trust and Savings Bank in Chicago, Illinois (ABA #071-000288), or such other account as may be so designated in writing by the Agent to the Seller and the Servicer.

          "RATE VARIANCE FACTOR" means 1.50; PROVIDED, that the "Rate Variance Factor" may be changed from time to time upon at least five days' prior notice from the Agent to the Servicer.

          "RATED DEBT" means with respect to any Person, (a) the long term senior unsecured and uncredit-enhanced debt securities of such Person or (b) the short term senior unsecured and uncredit-enhanced debt securities of such Person.

          "RATING AGENCIES" means Moody's and S&P.

          "RECEIVABLE" means any indebtedness and other obligations owed to the Originator or Seller or any right of the Seller or Originator to payment from or on behalf of an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by the Originator or Seller, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

          "RECEIVABLES POOL" means at any time all of the then outstanding Product Business Receivables other than Excluded Receivables.

          "RELATED SECURITY" means, with respect to any Receivable:

               (i) all of the Seller's interest in any goods (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Pool Receivable;

               (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise, together with all UCC financing statements or similar filings signed by an Obligor relating thereto; and

               (iii) all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable or otherwise relating to such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise.

          "RESTRICTED PAYMENTS" has the meaning set forth in clause (o) of
EXHIBIT IV of the Agreement.

          "S&P" means Standard and Poor's Ratings Services.

          "SELLER" has the meaning set forth in the preamble to the Agreement.

          "SERVICER" has the meaning set forth in the preamble to the Agreement.

          "SERVICER REPORT" means a report, in substantially the form of ANNEX E hereto, furnished by the Servicer to the Agent pursuant to the Agreement.

          "SERVICER REPORT DATE" means the 15th day of each month, or if such day is not a Business Day, the next Business Day.

          "SERVICING FEE" shall mean the fee referred to in SECTION 4.6.

          "SERVICING FEE RESERVE" for the Participation at any time means the sum of (i) the unpaid Servicing Fee relating to the Participation accrued to such time, plus (ii) an amount equal to (a) the Outstanding Balance of the Receivables Pool at the time of computation multiplied by (b) the product of (x) 1.0% times (y) a fraction having the sum of the Average Maturity plus the Collection Delay Period (each as in effect at such date) as its numerator and 360 as its denominator.

          "SETTLEMENT PERIOD" for each Portion of Investment means each period commencing on the first day and ending on the last day of each Yield Period for such Portion of Investment and, on and after the Termination Date, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent.

          "SOLVENT" means, with respect to any Person, that such Person (i) is and shall continue to be able to pay all of its liabilities as such liabilities mature, (ii) does not have unreasonably small capital with which to engage in its current and in its anticipated business and (iii) is not "insolvent" as such term is defined in each of the Bankruptcy Code, the Uniform Fraudulent Transfers Act as from time to time in effect in the applicable jurisdiction, and the Uniform Fraudulent Conveyances Act as from time to time in effect in the applicable jurisdiction.

          "SPECIAL OBLIGOR" means an Obligor, so designated in writing by the Agent, and with respect to which each of the Rating Agencies shall have provided a notice in writing to the Agent to the effect that the inclusion of such Obligor as a Special Obligor with the proposed Permitted Concentration Percentage will not result in the downgrading or withdrawal of such Rating Agencies' current rating of the Notes; it being understood that the Seller may request from time to time that the Agent designate additional Obligors as Special Obligors.

          "SUBSIDIARY" means, with respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors. Unless the content otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Originator.

          "SUPPLIER OBLIGOR" means an Obligor that sells, leases or otherwise provides goods or services to the Originator.

          "SUPPLIER OBLIGOR NET AMOUNT" means as of any date, for any Supplier Obligor, the excess of (i) the aggregate Outstanding Balances of all Eligible Receivables of such Supplier Obligor over (i) the aggregate outstanding amount owed by the Originator to such Supplier Obligor for goods or services provided to the Originator by such Supplier Obligor.

          "TANGIBLE NET WORTH" means total stockholders' equity minus goodwill, patents, trade names, trade marks, copyrights, prepaid insurance and prepaid taxes and such other assets as are properly classified as "intangible assets", for any corporation as determined in accordance with generally accepted accounting principals.

          "TERMINATION DATE" means the earlier of (i) the Business Day which the Seller so designates by notice to the Agent at least 30 Business Days in advance and (ii) the Facility Termination Date.

          "TERMINATION DAY" means (i) each day on which the conditions set forth in SECTION 2 of EXHIBIT II are not satisfied and (ii) each day which occurs on or after the Termination Date.

          "TERMINATION DISCOUNT" means, for the Participation on any date, an amount equal to the Rate Variance Factor on such date multiplied by the product of (i) the Investment of the Participation on such date and (ii) the product of
(a) the Base Rate for the Participation plus 2% per annum for a 30-day Yield Period deemed to commence on such date and (b) a fraction having as its numerator the greater of (1) two TIMES the Average Maturity (as in effect at such date) and (2) the Weighted Average CP Maturity and 360 as its denominator.

          "TERMINATION EVENT" has the meaning specified in EXHIBIT V.

          "TERMINATION FEE" means, for any Yield Period during which a Termination Day occurs, the amount, if any, by which (i) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Yield Period pursuant to CLAUSE (iv) of the definition thereof) which would have accrued during such Yield Period on the reductions of

Investment of the Participation relating to such Yield Period had such reductions remained as Investment, exceeds (ii) the income, if any, received by the Purchaser from the Purchaser investing the proceeds of such reductions of Investment, as determined by the Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

          "TRANSACTION DOCUMENTS" means the Agreement, the Lock-Box Agreements, the Collection Account Agreement, the Liquidation Account Agreement, the Purchase and Contribution Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

          "UNMATURED TERMINATION EVENT" means an event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event; it being understood that an event or condition described in PARAGRAPH (e) of EXHIBIT V shall constitute an "Unmatured Termination Event" during any applicable grace period described therein.

          "VANSTAR IPO" means the initial public offering of the common stock of Vanstar on March 11, 1996.

          "WEIGHTED AVERAGE CP MATURITY" means, as of any day, the REMAINDER of
(a) the SUM of the PRODUCTS obtained by multiplying each Portion of Investment outstanding which is funded through the issuance of Notes by the number of days remaining in the Yield Period for such Portion of Investment DIVIDED BY (b) the aggregate amount of all Portions of Investment then outstanding which are funded through the issuance of Notes.

          "YIELD PERIOD" means, with respect to each Portion of Investment:

          (a) initially the period commencing on the date of a purchase pursuant to SECTION 1.2 and ending such number of days as the Seller shall select, subject to the approval of the Agent pursuant to SECTION 1.2, up to 60 days after such date; and

          (b) thereafter each period commencing on the last day of the immediately preceding Yield Period for any Portion of Investment of the Participation and ending such number of days (not to exceed 60 days) as the Seller shall select, subject to the approval of the Agent pursuant to
     SECTION 1.2, on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than noon (Chicago time) on such last day, EXCEPT that if the Agent shall not have received such notice or approved such period on or before noon (Chicago time) on such last day, such period shall be one day; PROVIDED, that

               (i) any Yield Period in respect of which Discount is computed by reference to the Bank Rate shall be a period from one to and including 60 days;

               (ii) any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; PROVIDED, HOWEVER, if Discount in respect of such Yield Period is computed by reference to the Eurodollar Rate, and such Yield Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Yield Period shall end on the next preceding Business Day;

               (iii) in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a purchase pursuant to
          SECTION 1.2, such Yield Period shall be the day of purchase of the Participation; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day; and

               (iv) in the case of any Yield Period for any Portion of Investment of the Participation which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Yield Period shall end on such Termination Date and the duration of each Yield Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Agent.

     OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   EXHIBIT II

                             CONDITIONS OF PURCHASES


          1. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial purchase under the Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each in form and substance (including the date thereof) satisfactory to the Agent:

          (a) A counterpart of this Agreement and the other Transaction Documents duly executed by the parties thereto, together with each of the closing documents required to be delivered under any Transaction Document.

          (b) Certified copies of (i) the resolutions of the Board of Directors of each of the Seller, the Servicer, and any Originator authorizing the execution, delivery, and performance by the Seller, the Servicer and any Originator of the Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws of the Seller, the Servicer, and any Originator.

          (c) A certificate of the Secretary or Assistant Secretary of the Seller, the Servicer, and any Originator certifying the names and true signatures of the officers of the Seller, the Servicer, and any Originator authorized to sign the Agreement and the other Transaction Documents. Until the Agent receives a subsequent incumbency certificate from the Seller, the Servicer, and any other Originator in form and substance satisfactory to the Agent, the Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, the Servicer, and any Originator.

          (d) Acknowledgment copies, or time-stamped receipt copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC or any comparable law of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the interests of the Purchaser contemplated by the Agreement and other Transaction Documents.

          (e) Acknowledgment copies, or time-stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Pool Receivables, Contracts or Related Security previously granted by the Seller.

          (f) Completed UCC requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in SUBSECTION (e) above and all other effective financing statements filed in the jurisdictions referred to in SUBSECTION (e) above that name the Seller or any Originator as debtor, together with copies of such other financing statements (none of which shall cover any Pool Receivables, Contracts or Related Security), and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Agent may request, showing no such liens on any of the Pool Receivables, Contracts or Related Security.

          (g) Copies of executed (i) Lock-Box Agreements with the Lock-Box Banks, (ii) the Collection Account Agreement with the Collection Account Bank, and (iii) the Liquidation Account Agreement with the Liquidation Account Bank.

          (h) Favorable opinions of Arter & Hadden, counsel for the Seller, substantially in the form of Annex C hereto and as to corporate and such other matters as the Agent may reasonably request.

          (i) Favorable opinions of Arter & Hadden, counsel for the Seller, substantially in the form of Annex D and as to bankruptcy matters.

          (j) Servicer Report representing the performance of the portfolio purchased through the Purchase and Contribution Agreement and the Agreement for the month prior to closing.

          (k) Evidence (i) of the execution and delivery by each of the parties thereto of the Purchase and Contribution Agreement and all documents, agreements and instruments contemplated thereby (which evidence shall include copies, either original or facsimile, of each of such documents, instruments and agreements), (ii) that each of the conditions precedent to the execution and delivery of the Purchase and Contribution Agreement has been satisfied to the Administrator's satisfaction, and (iii) that the initial purchases under the Purchase and Contribution Agreement have been consummated.

          (l) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, together with Attorney Costs of the Agent to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings; including any such costs, fees and expenses arising under or referenced in
SECTION 5.4.

          (m)  The Fee Letter between the Seller and the Agent contemplated by
SECTION 1.5.

          (n) Good standing certificates with respect to each of the Seller, the Servicer and Originator issued by the Secretaries of the States of Delaware and each other jurisdiction where the nature of its business requires it to be so qualified and where the failure to so qualify would be reasonably expected to have a Material Adverse Effect.

          (o) Letters from the Rating Agencies confirming in effect that the existing ratings of the Notes will remain in effect after giving effect to the transactions contemplated hereby.

          (p) An Intercreditor Agreement, duly executed by the Purchaser, the Agent and IBM Credit Corporation.

          (q) Releases of security interests in form and substance acceptable to the Agent executed by each of the following suppliers of inventory to
Originator: (i) Compaq Computer Corporation, (ii) Hewlett Packard Company (iii) Apple Computers Inc. and (iv) IBM Corporation.

          (r) Such other approvals, opinions or documents as the Agent may reasonably request.

          2. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

          (a) in the case of each purchase, the Servicer shall have delivered to the Agent on or prior to such purchase, in form and substance satisfactory to the Agent, a completed Servicer Report with respect to the immediately preceding calendar month, dated within 4 days prior to the date of such purchase together with a listing by Obligor of all Pool Receivables and such additional information as may reasonably be requested by the Agent;

          (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

               (i) the representations and warranties contained in EXHIBIT III are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date; and

               (ii) in the case of each purchase, no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or an Unmatured Termination Event; and

               (iii) in the case of each reinvestment, no event has occurred and is continuing, or would result from such reinvestment that constitutes
     (x) any Termination Event or (y) an Unmatured Termination Event under CLAUSE (g) or (i) of EXHIBIT V to the Receivables Purchase Agreement; and

               (iv)  the Termination Date has not occurred; and

          (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and which the Seller or the Servicer can provide without unreasonable burden or expense.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES


     A. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants as follows:

          (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified and where the failure to so qualify would be reasonably expected to have a Material Adverse Effect.

          (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which each is a party, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and
(iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party other than (x) those previously obtained or UCC filings and (y) in respect of enforceability against
(1) a Federal Obligor, any filings required under the Assignment of Claims Act and (2) a Local


                                    III-1

Government Obligor, any filings required by any applicable state or local Governmental Authority.

          (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) Since its date of formation, there has been no change in the business, operations, property or financial or other condition or operations of the Seller, the ability of the Seller to perform its obligations under the Agreement or the other Transaction Documents to which it is a party or the collectibility of the Pool Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents, in any case, which would be reasonably expected to have a Material Adverse Effect.

          (f) There is no pending or threatened action or proceeding affecting the Seller before any Governmental Authority or arbitrator which would reasonably be expected to have a Material Adverse Effect.

          (g) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security, free and clear of any Adverse Claim; upon each purchase or reinvestment, the Purchaser shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Participation, in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections and other proceeds, with respect thereto, free and clear of any Adverse Claim; the Agreement creates a security interest in favor of the Purchaser in the items described in SECTION 1.2(d), and the Purchaser has a first priority perfected security interest in such items, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related


                                    III-2

Security or Collections with respect thereto or any Lock-Box Account is on file in any recording office, except those filed in favor of the Purchaser relating to the Agreement.

          (h) Each Servicer Report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          (i) The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address referred to in PARAGRAPH (b) of EXHIBIT IV.

          (j) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are specified in SCHEDULE II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent in accordance with the Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements. All Obligors have been directed to make all payment with respect to each Contract to a Lock-Box Account.

          (k) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

          (l) Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in the Purchaser.

          (m) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable as of the date of such calculation.


                                    III-3

          (n) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Participation or from the application of the proceeds therefrom, which constitutes a Termination Event.

          (o) The Seller (and the Servicer) have complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.

          (p) The Seller has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents and applicable to it.

          (q) The Seller's complete corporate name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on SCHEDULE III and except for names first used after the date of the Agreement and set forth in a notice delivered to the Agent pursuant to PARAGRAPH (l)(ix) of EXHIBIT IV.

          (r) The authorized capital stock of Seller consists of 1000 shares of common stock, without par value, 100 shares of which are currently issued and outstanding. All of such outstanding shares are validly issued, fully paid and nonassessable and are owned (beneficially and of record) by Vanstar, subject to a pledge to IBM Credit Corporation under the IBM Financing Agreement.

          (s) Seller has filed all federal and other tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing.

          (t) The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     B. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer represents and warrants as follows:

          (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good


                                    III-4
standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified and where the failure to so qualify would be reasonably expected to have a Material Adverse Effect.

          (b) The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party, (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) the Servicer's charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any contractual restriction binding on or affecting the Servicer or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Servicer.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Servicer of the Agreement or any other Transaction Document to which it is a party.

          (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) The consolidated balance sheets of the Servicer and its subsidiaries as at April 30, 1996, a copy of which has been furnished to the Agent, fairly presents the financial condition of the Servicer and its subsidiaries, as at such date, and the consolidated balance sheets of the Servicer and its subsidiaries as at July 31, 1996, a copy of which has been


                                    III-5
delivered to the Agent, fairly presents the financial condition of the Servicer and its subsidiaries as at such date, and since April 30, 1996 there has been no change in the ability of the Servicer to perform its obligations under the Agreement or the other Transaction Documents to which it is a party or the collectibility of the Pool Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents which would be reasonably expected to have a Material Adverse Effect.

          (f) There is no pending or threatened action or proceeding affecting the Servicer before any Governmental Authority or arbitrator which would be reasonably expected to have a Material Adverse Effect.

          (g) The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.








                                    III-6

                                   EXHIBIT IV

                                    COVENANTS

     COVENANTS OF THE SELLER AND THE SERVICER. Until the latest of the Facility Termination Date, the date on which no Investment of or Discount in respect of the Participation shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Purchaser, the Agent and any other Indemnified Party or Affected Person shall be paid in full:

          (a) COMPLIANCE WITH LAWS, ETC. Each of the Seller and the Servicer shall comply with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not be reasonably expected to have a Material Adverse Effect.

          (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT, ETC. The Seller (i) shall keep its principal place of business and chief executive office (as such terms are used in the UCC) at the address of the Seller set forth under its name on the signature page to the Agreement and each of the Seller and the Servicer shall keep the offices where it keeps its records concerning the Pool Receivables at the addresses set forth in SCHEDULE IV hereto or, upon at least 60 days' prior written notice of a proposed change to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest of the Purchaser in the Pool Receivables and related items (including without limitation the items described in SECTION 1.2(d)) have been taken and completed and (ii) shall provide the Agent with at least 60 days' written notice prior to making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a merger) which could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the UCC; each notice to the Agent pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Servicer, on behalf of the Seller, also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

          (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller shall, at its expense, (or shall cause the Servicer on its behalf, to) timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract except to the extent that all such failures to comply therewith would not be reasonably expected to have a Material Adverse Effect.

          (d) OWNERSHIP INTEREST, ETC. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided ownership interest, to the extent of the Participation, in the Pool Receivables and the Related Security and Collections and other proceeds with respect thereto, and a first priority perfected security interest in the items described in SECTION 1.2(d), in each case free and clear of any Adverse Claim, in favor of the Purchaser, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Purchaser under the Agreement as the Purchaser, through the Agent, may request.

          (e) SALES, LIENS, ETC. Except as provided in PARAGRAPHS (i) AND (j) of this EXHIBIT IV, the Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under, any item described in SECTION 1.2(d) (including without limitation the Seller's undivided interest in any Pool

Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Pool Receivables are sent), or assign any right to receive income in respect of any items contemplated by this PARAGRAPH (e).

          (f) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as provided in the Agreement, neither the Seller nor the Servicer shall extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

          (g) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Neither the Seller nor the Servicer shall make any material change in the character of its business or in the Credit and Collection Policy that would (i) adversely affect the collectibility of the Receivables Pool, (ii) create a material defense to the payment of any Pool Receivable in the Receivables Pool or (iii) adversely affect the credit criteria used in approving customers that are potential Obligors of Product Business Receivables. Neither the Seller nor the Servicer shall make any other change in the Credit and Collection Policy without the prior written consent of the Agent if such change would be reasonably expected to have a Material Adverse Effect.

          (h) AUDITS. (i) At any time and from time to time (but not more than three audits during any calendar year during the term of this Agreement and so long as no Termination Event has occurred and is continuing shall be paid for by Seller) during regular business hours, upon reasonable prior notice, permit the Agent, or its agents or representatives, (A) to examine, audit and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or the Servicer relating to the Pool Receivables and Related Security, including, without limitation, the related Contracts and other agreements related thereto, and (B) to visit offices and properties of the Seller and the Servicer for the purpose of examining such materials described in the foregoing CLAUSE (A) and discussing matters relating to the Pool Receivables and Related Security or the Seller's or Servicer's performance hereunder or under the Contracts with any of the officers or employees of the Seller or the Servicer having knowledge of such matters; and
(ii) without limiting the provisions of CLAUSE (i) next above, from time to time on request of the Agent, permit certified public accountants or other auditors acceptable to the Agent to conduct a review of its books and records with respect to the Pool Receivables and Related Security.

          (i) CHANGE IN LOCK-BOX BANKS, LOCK-BOX ACCOUNTS AND PAYMENT INSTRUCTIONS TO OBLIGORS. Neither the Seller nor the Servicer shall add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or the Servicer or payments to be made to any Lock-Box Account (or related post office box), unless the Agent shall have consented thereto in writing and the Agent shall have received copies of all agreements and documents (including without limitation Lock-Box Agreements) that it may request in connection therewith.

          (j) DEPOSITS TO LOCK-BOX ACCOUNTS. The Seller shall, or shall cause the Servicer to, (i) instruct all Obligors to make payments of all Pool Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Pool Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections of Pool Receivables received by it or the Servicer into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account, the Collection Account and the Liquidation Account shall at all times be subject to a Lock-Box Agreement, Collection Account Agreement or Liquidation Account Agreement, respectively. Neither the Seller nor the Servicer will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables; it being understood that misapplied collections shall be remitted as set forth under SECTION 4.2(b).

          (k) MARKING OF RECORDS. At its expense, each of the Servicer and the Seller (or the Servicer on its behalf) shall mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Participation related to such Pool Receivables and related Contracts have been sold in accordance with the Agreement.

          (l) REPORTING REQUIREMENTS. The Seller or the Servicer, as applicable, will provide to the Agent (in multiple copies, if requested by the Agent) the following:

               (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of the Seller, consolidated balance sheets of the Seller as of the end of such quarter and statements of income, retained earnings and cash flows of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

               (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller, containing financial statements for such year audited by Ernst & Young, LLP or other independent certified public accountants acceptable to the Agent;

               (iii) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of the Servicer, (a) consolidated balance sheets of the Servicer and its subsidiaries as of the end of such quarter and statements of income, retained earnings and cash flows of the Servicer and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, in each case, prepared in accordance with the rules and regulations of the Securities and Exchange Commission then in effect for preparation of a Form 10-Q, and (b) a compliance certificate setting forth a calculation of the financial ratios referred to in CLAUSES (l) and (m) of EXHIBIT V and verifying compliance therewith, each certified by the chief financial officer of the Servicer;

               (iv) as soon as available and in any event within 90 days after the end of each fiscal year of the Servicer, (a) a copy of the annual report for such year for the Servicer and its subsidiaries, containing financial statements for such year prepared in accordance with the rules and regulations of the Securities and Exchange Commission then in effect for preparation of a Form 10-K, audited by Ernst & Young, LLP or other independent certified public accountants acceptable to the Agent, and (b) a compliance certificate setting forth a calculation of the financial ratios referred to in CLAUSES (l) and (m) of EXHIBIT V and verifying compliance therewith, each certified by the chief financial officer of Vanstar;

               (v) as soon as available and in any event no later than the last Business Day of each week, a weekly Portfolio Certificate;

               (vi) as soon as available and in any event not later than the Servicer Report Date, a Servicer Report as of the calendar month ended immediately prior to such Servicer Report Date;

               (vii) as soon as possible and in any event within three Business Days after the Seller or Servicer has knowledge (or a reasonable expectation) of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller (in the case of such event primarily related to the Seller) and the chief financial officer of Vanstar (in all other cases) setting forth details of such Termination Event or event and the action that the Seller or Vanstar, as applicable, has taken and proposes to take with respect thereto;

               (viii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which would be reasonably expected to have, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $100,000;

               (ix) at least thirty days prior to any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

               (x) promptly after the sending or filing thereof, copies of all financial reports that Vanstar sends to any of its public security holders, and copies of all reports (without exhibits) on forms 10-K, 10-Q or 8-K and all proxy statements and all registration statements that Vanstar files with the Securities and Exchange Commission or any national securities exchange (unless otherwise provided pursuant to any other clause of this PARAGRAPH (l));

               (xi) such other information respecting the Pool Receivables (including a Servicer's Report on a more frequent basis than provided in CLAUSE (vi) above) or the condition or operations, financial or otherwise, of the Seller, the Servicer, Originator or any of their respective Affiliates as the Agent may from time to time reasonably request;

               (xii) promptly after the Seller or Servicer obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Seller, the Servicer or any Originator, on the one hand, and any Governmental Authority which, if not cured or if adversely determined, as the case may be, would be reasonably expected to have a Material Adverse Effect or, (b) litigation or proceeding adversely affecting the Seller, the Servicer or any of its subsidiaries, or any Originator, as the case may be, in which the amount involved is $100,000 or more and not covered by insurance or for which adequate reserves are not maintained on the financial statements of such Person or the consolidated balance sheet of Vanstar or in which injunctive or similar relief is sought or (c) litigation or proceeding relating to any Transaction Document; and

               (xiii) promptly after the occurrence thereof, notice of a change in the business, operations, property or financial or other condition of the Seller which could be reasonably expected to have a Material Adverse Effect.

          (m) SEPARATE CORPORATE EXISTENCE. Each of the Seller and the Servicer hereby acknowledges that Purchaser and the Agent are entering into the transactions contemplated by the Agreement and the Transaction Documents in reliance upon the Seller's identity as a legal entity separate from the Servicer and the Originator. Therefore, from and after the date hereof, the Seller and the Servicer shall take all reasonable steps to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of the Servicer, the Originator and any other Person, and is not a division of the Servicer or the Originator or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in PARAGRAPH (a) of this EXHIBIT IV, the Seller and the Servicer shall take such actions as shall be required in order that:

               (i) The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing Receivables from the Originator, entering into agreements for the servicing of such Receivables, selling undivided interests in such Receivables and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

               (ii) Not less than one member of Seller's Board of Directors (the "INDEPENDENT DIRECTORS") shall be individuals who are not direct, indirect or beneficial stockholders, officers, directors, employees, affiliates, associates, customers or suppliers of the Originator or any of its Affiliates. The Seller's Board of Directors shall not approve, or take any other action to cause the commencement of a voluntary case or other proceeding with respect to the Seller under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for the Seller unless in each case the Independent Directors shall approve the taking of such action in writing prior to the taking of such action. The Independent Directors' fiduciary duty shall be to the Seller (and creditors) and not to the Seller's shareholders in respect of any decision of the type described in the preceding sentence. In the event an Independent Director resigns or otherwise ceases to be a director of the Seller, there shall be selected a replacement Independent Director who shall not be an individual within the proscriptions of the first sentence of this CLAUSE (ii) or any individual who has any other type of professional relationship with the Originator or any of its Affiliates or any management personnel of any such Person or Affiliate and who shall be (x) a tenured professor at a business or law school, (y) a retired judge or (z) an established independent member of the business community, having a sound reputation and experience relative to the duties to be performed by such individual as an Independent Director;

               (iii) No Independent Director shall at any time serve as a trustee in bankruptcy for Originator or any Affiliate thereof;

               (iv) Any employee, consultant or agent of the Seller will be compensated from the Seller's own bank accounts for services provided to the Seller except as provided herein in respect of the Servicer's Fee. The Seller will engage no agents other than a Servicer for the Receivables, which Servicer will be fully compensated for its services to the Seller by payment of the Servicer's Fee;

               (v) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service its Receivables. The Seller will pay the Servicer a monthly fee based on the level of Receivables being managed by the Servicer. The Seller will not incur any material indirect or overhead expenses for items shared between the Seller and the Originator or any Affiliate thereof which are not reflected in the Servicer's Fee. To the extent, if any, that the Seller and the Originator or any Affiliate thereof share items of expenses not reflected in the Servicer's Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Originator shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other fees;

               (vi) The Seller's operating expenses will not be paid by Originator or any Affiliate thereof unless the Seller shall have agreed in writing with such Person to reimburse such Person for any such payments;

               (vii) The Seller will have its own separate mailing address and stationery;

               (viii) The Seller's books and records will be maintained separately from those of the Originator or any Affiliate thereof;

               (ix) Any financial statements of the Originator or any Affiliate thereof which are consolidated to include the Seller will contain detailed notes clearly stating that the Seller is a separate corporate entity and has sold ownership interests in the Seller's accounts receivable;

               (x) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of the Originator and any Affiliate thereof;

               (xi) The Seller will strictly observe corporate formalities in its dealings with the Originator and any

     Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of the Originator or any Affiliate thereof. The Seller shall not maintain joint bank accounts or other depository accounts to which the Originator or any Affiliate thereof (other than Vanstar in its capacity as Servicer) has independent access. None of the Seller's funds will at any time be pooled with any funds of the Originator or any Affiliate thereof;

               (xii) The Seller shall pay to the Originator the marginal increase (or, in the absence of such increase, the market amount of its portion) of the premium payable with respect to any insurance policy that covers the Seller and any Affiliate thereof, but the Seller shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to the Originator or any Affiliate thereof; and

               (xiii) The Seller will maintain arm's length relationships with the Originator and any Affiliate thereof. The Originator or any Affiliate thereof that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services. Neither the Seller nor any Originator or any Affiliate thereof will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

          (n)  MERGERS, ACQUISITIONS, SALES, ETC.

               (i)  The Seller shall not

               (A) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Pool Receivable or any interest therein) other than pursuant to this Agreement;

               (B) make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for obligations incurred pursuant to the Transaction Documents; or

               (C) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.

          (o)  RESTRICTED PAYMENTS.

               (i) GENERAL RESTRICTION. Except in accordance with this SUBPARAGRAPH (i), the Seller shall not (A) purchase or redeem any shares of its capital stock, (B) declare or pay any Dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated indebtedness of the Seller, (D) lend or advance any funds, including in respect of the Originator Note, or (E) repay any loans or advances to, for or from the Originator. Actions of the type described in this CLAUSE (i) are herein collectively called "RESTRICTED PAYMENTS".

               (ii) TYPES OF PERMITTED PAYMENTS. Subject to the limitations set forth in CLAUSE (III) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only to the Originator (or IBMCC, if permitted pursuant to the Intercreditor Agreement) and only in one or more of the following ways:

               (A) Seller may make cash payments (including prepayments) on the Company Note in accordance with its terms; and

               (B) if no amounts are then outstanding under the Company Note, the Seller may (1) declare and pay Dividends and (2) make demand loans to Vanstar, so long as each such loan is evidenced by the Originator Note.

               (iii) SPECIFIC RESTRICTIONS. The Seller may make Restricted Payments only out of Collections paid or released to the Seller pursuant to SECTIONS 1.4(b). Furthermore, the Seller shall not pay, make or declare

               (A) any Dividend if, after giving effect thereto, Seller's Tangible Net Worth would be less than Twenty-Five Million Dollars ($25,000,000); or

               (B) any Restricted Payment (including any Dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

          (p) USE OF SELLER'S SHARE OF COLLECTIONS. The Seller shall apply its share of Collections to make payments in the following order of priority:
FIRST, the payment of its expenses (including, without limitation, the obligations payable to Purchaser, the Affected Persons and the Agent under the Transaction Documents), SECOND, the payment of accrued and unpaid interest on the Company Note, THIRD, the payment of the outstanding principal amount of the Company Note, and FOURTH, other legal and valid corporate purposes, including, without limitation, the payment of dividends as permitted by PARAGRAPH (o) above.

          (q)  AMENDMENTS TO CERTAIN DOCUMENTS.

               (i) The Seller shall not amend, supplement, amend and restate, or otherwise modify the Purchase and Contribution Agreement, the Company Note, the Originator Note, any other document executed under the Purchase and Contribution Agreement, the Collection Account Agreement, the Lock-Box Agreements, the Liquidation Account Agreement or the Seller's certificate of incorporation or by-laws, except (A) in accordance with the terms of such document, instrument or agreement and (B) with the advance written consent of the Agent.

               (ii) The Originator shall not enter into or otherwise become bound by, any agreement, instrument, document or other arrangement that restricts its right to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

          (r) INCURRENCE OF INDEBTEDNESS. The Seller shall not (i) create, incur or permit to exist, any Debt or liability or (ii) cause or permit to be issued for its account any letters of credit or bankers' acceptances, except for Debt incurred pursuant to the Company Note and liabilities incurred pursuant to or in connection with the Transaction Documents or otherwise permitted therein.

          (s) USE OF PROCEEDS. No proceeds of any purchase or reinvestment will be used in connection with any hostile tender offer. No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations G or U of the Federal Reserve Board.

                                    EXHIBIT V

                               TERMINATION EVENTS


     Each of the following shall be a "Termination Event":

          (a) (i) The Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall remain unremedied for two Business Days or (ii) the Servicer shall fail to perform or observe any other term, covenant or agreement under the Agreement and any such failure shall remain unremedied for 30 days after the earlier of (x) the date on which the Servicer shall have knowledge thereof and (y) notice to the Servicer from the Agent (or, with respect to a failure to deliver the Servicer Report or the Portfolio Certificate pursuant to the Agreement, such failure shall remain unremedied for two Business Days, with respect to a Portfolio Certificate, and five business Days, with respect to a Servicer Report);

          (b) The Seller shall fail (i) to transfer to any successor Servicer when required any rights, pursuant to the Agreement, which the Seller then has as Servicer and such failure shall remain unremedied for two Business Days, or
(ii) to make any payment required under the Agreement and such failure shall remain unremedied for two Business Days; or

          (c) Any representation or warranty made or deemed made by the Seller or the Servicer (or any of their respective officers) under or in connection with the Agreement or any information or report delivered by the Seller or the Servicer pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

          (d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in the Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after the earlier of (x) the date on which the Seller shall have knowledge thereof and (y) notice to the Seller from the Agent; or

          (e) The Originator or any of its subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the instrument, mortgage, indenture or other agreement relating to such Debt; or any other event shall occur or condition shall exist under any instrument, mortgage, indenture or other agreement relating to any such Debt and shall continue after the applicable grace period, if any, specified in such instrument, mortgage, indenture or other agreement, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid, redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made in each case prior to the stated maturity thereof (other than by a regularly scheduled required payment or in connection with sales of assets or the issuance of Debt or other securities, if the instrument, mortgage, indenture or other agreement relative to such Debt requires the prepayment, redemption, purchase or defeasance of such Debt in connection with such sale or issuance and the proceeds from such sale or issuance are used to prepay, redeem, purchase or defease such Debt in accordance with its terms); or

          (f) The Agreement or any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Participation shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of the Participation in each Pool Receivable and the Related Security and Collections and other proceeds with respect thereto, free and clear of any Adverse Claim or (ii) cease to create with respect to the items described in
SECTION 1.2(d), or the interest of the Purchaser with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim; or

          (g) The Originator or Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Originator or Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Originator or Seller shall take any corporate action to authorize any of the actions set forth above in this PARAGRAPH (g); or

          (h) As of the last day of any calendar month, (i)(x) the arithmetic average of the Default Ratios for the most recent three calendar months ending on such day shall exceed 2.5% or (y) the Default Ratio calculated as of such day shall exceed 4%, (ii) the arithmetic average of the Delinquency Ratio for the most recent three calendar months ending on such day shall exceed 11% or
(iii)(x) the average of the Dilution Ratios for the most recent three calendar months ending on such day shall exceed 8% or (y) the Dilution Ratio calculated on such day shall exceed 11%; or

          (i) The Participation shall exceed 100% and such condition shall continue unremedied for three consecutive Business Days; or

          (j)  A Change in Control shall occur; or

          (k) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any assets of Seller and such lien shall not have been released within ten Business Days or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of Seller or any Originator; or

          (l) The Interest Coverage Ratio of Vanstar and its Subsidiaries calculated on a consolidated basis shall be less than 2.0 to 1 for the most recently ended Computation Period.

          (m) The Consolidated Net Worth of Vanstar and its Subsidiaries at the end of any Fiscal Quarter shall be less than $300,000,000.

          (n) The Tangible Net Worth of the Seller shall be less than $20,000,000.

          (o)  A Purchase and Contribution Termination Event shall occur.

                                   EXHIBIT VI

                          COLLECTION ACCOUNT AGREEMENT

                                  EXHIBIT VII

                         LIQUIDATION ACCOUNT AGREEMENT




                                     VII-1

                                 EXHIBIT VIII

                             PORTFOLIO CERTIFICATE





                                     VII-2

                                   SCHEDULE I

                          CREDIT AND COLLECTION POLICY





                                  Schedule I-1

                                  SCHEDULE II

                     LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS


LOCK-BOX BANK                                LOCK-BOX ACCOUNT
-------------                                ----------------

Mellon Bank, N.A.                            099-0753
Three Mellon Bank Center                     099-0930
Room 3119                                    099-0809
Pittsburgh, PA  15259                        099-0948





                                  Schedule II-1

                                  SCHEDULE III

                                   TRADE NAMES





                                 Schedule III-1

                                    ANNEX A

                           FORM OF LOCK-BOX AGREEMENT


                             [Letterhead of Seller]


                              LOCK-BOX AGREEMENT



                               ___________, 199__



[Name and Address of
  Lock-Box Bank]

Gentlemen:

     Reference is made to our [lock-box](1) account[s] no[s]. maintained with you (the "Account[s]"). Pursuant to a Receivables Purchase Agreement dated as of December 20, 1996, among us, as Seller, Vanstar Corporation, as Servicer, Pooled Accounts Receivable Capital Corporation, as purchaser (Pooled Accounts Receivable Capital Corporation, or any successors and assigns in such capacity, the "Purchaser"), and Nesbitt Burns Securities Inc., as agent (the "Agent"), we have assigned and/or may hereafter assign to the Purchaser one or more undivided percentage ownership interests in accounts, chattel papers, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Account[s], and have granted to the Purchaser a security interest in such Receivables, the Account[s], amounts on deposit therein and related property. Your execution of this letter agreement is a condition precedent to our continued maintenance of the Account[s] with you.

--------------------
(1) Delete in the case of direct wire transfer accounts.


                                   Annex A-1

     We hereby transfer exclusive ownership and control of the Account[s] to the Agent on behalf of the Purchaser, subject only to the condition subsequent that the Agent shall have given you notice of its election to assume such ownership and control, which notice may be in the form attached hereto as Exhibit A or in any other form that gives you reasonable notice of such election.

     We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Agent as described above, to make all payments to be made by you out of or in connection with the Account[s] directly to the Agent, at its address set forth below its signature hereto or as the Agent otherwise notifies you, for the account of the Purchaser (account #__________, ABA #_________), or otherwise in accordance with the instructions of the Agent.

     We also hereby notify you that, at all times from and after the date of your receipt of notice from the Agent as described above, the Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account[s], including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account[s] and (b) the right to require preparation of duplicate monthly bank statements on the Account[s] for the Agent's audit purposes and mailing of such statements directly to an address specified by the Agent.

     Notice from the Agent may be personally served or sent by Telex, facsimile or U.S. mail, certified return receipt requested, to the address, [Telex] or facsimile number set forth under your signature to this letter agreement (or to such other address, [Telex] or facsimile number as to which you shall notify the Agent in writing). If notice is given by [Telex] or facsimile, it will be deemed to have been received when the notice is sent [and the answerback is received (in the case of Telex)] or receipt is confirmed by telephone or other electronic means (in the case of facsimile). All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.


                                   Annex A-2

     By executing this letter agreement, you acknowledge and consent to the existence of the Agent's right to ownership and control of the Account[s] and the Purchaser's security interest in the Account[s] and amounts from time to time on deposit therein and agree that from the date hereof the Account[s] shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Agent on the terms provided herein.
The Account[s] [is/are] to be titled "[Name of Seller] and Nesbitt Burns Securities Inc. as the Agent for Pooled Accounts Receivable Capital Corporation, its successors and assigns, as their interests may appear." Except as otherwise provided in this letter agreement, payments to the Account[s] are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account[s] shall continue to be payable by us as under the arrangements currently in effect.

     By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other person or entity asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to [any of] the Account[s] or any funds from time to time therein. Except for your right to payment of your service charges and fees and to make deductions for returned items, you shall have no rights in the Account[s] or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Agent.

     You may terminate this letter agreement by cancelling the Account[s] maintained with you, which cancellation and termination shall become effective only upon thirty days' prior written notice thereof from you to the Agent. Incoming [mail addressed to] [wire transfers to] the Account[s] received after such cancellation shall be forwarded in accordance with the Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Agent stating that the Receivables Purchase Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may


                                   Annex A-3
not be terminated or amended without the prior written consent of the Agent. This letter agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     Please acknowledge your agreement to the terms set forth in this letter agreement by signing the two copies of this letter agreement enclosed herewith in the space provided below, sending one such signed copy to the Agent at its address provided above and returning the other signed copy to us.

                                       Very truly yours,

                                       [NAME OF SELLER]


                                       By:
                                          -----------------------------------

                                       Name:
                                            ---------------------------------

                                       Title:
                                             --------------------------------



                                       Acknowledged and agreed to as of
                                       the date first written above:

                                       NESBITT BURNS SECURITIES INC.,
                                       as Agent


                                       By:
                                          -----------------------------------

                                       Name:
                                            ---------------------------------

                                       Title:
                                             --------------------------------

                                       Address for notice:

                                       111 West Monroe Street
                                       Floor 20 East
                                       Chicago, Illinois 60603
                                       Attention: James P. Walsh, Director


                                   Annex A-4

                                       Telephone:
                                       Facsimile:  (312) 461-6327



                                       [NAME OF LOCK-BOX BANK]


                                       By:
                                          -----------------------------------

                                       Name:
                                            ---------------------------------

                                       Title:
                                             --------------------------------

                                       Address for notice:

                                       Attention:
                                       Telex No.:
                                       (Answerback:)
                                       Telephone:
                                       Facsimile:





                                   Annex A-5

                                                              EXHIBIT A to
                                                              Lock-Box Agreement


                         [Nesbitt Burns Securities Inc.]


[Name and Address
  of Lock-Box Bank]

     Re:  [Name of Seller]
          [LOCK-BOX]* ACCOUNT NO[S].       [AND      ]
          ---------------------------------------------


Gentlemen:

     Reference is made to the letter agreement dated ______________, 199__ (the "Letter Agreement") among [Name of Seller], Vanstar Corporation, as Servicer, Pooled Accounts Receivable Capital Corporation (Pooled Accounts Receivable Capital Corporation, or any successors and assigns thereof, the "Purchaser"), the undersigned, as Agent and you concerning the above described [lock-box]* account[s] (the "Account[s]"). We hereby give you notice of our assumption of ownership and control of the Account[s] as provided in the Letter Agreement.

     We hereby instruct you to make all payments to be made by you out of or in connection with the Account[s] [directly to the undersigned, at [our address set forth above], for the account of the Purchaser (account no. ____________)].

     [other instructions]

                                       Very truly yours,

                                       NESBITT BURNS SECURITIES INC.,
                                       as Agent


--------------------
* Delete in the case of direct wire transfer accounts.


                                   Annex A-6

                                       By:
                                          -----------------------------------

                                       Name:
                                            ---------------------------------

                                       Title:
                                             --------------------------------


                                   Annex A-7

                                    ANNEX C

                           FORM OF CORPORATE OPINIONS

                                    ANNEX D

                           FORM OF BANKRUPTCY OPINION

                                    ANNEX E

                             FORM OF SERVICER REPORT